AGREEMENT AND PLAN OF MERGER


                                      AMONG


                                  FEI COMPANY,


                              MICRION CORPORATION,


                                       AND


                           MC ACQUISITION CORPORATION



                                DECEMBER 3, 1998



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                                TABLE OF CONTENTS


ARTICLE 1.  THE MERGER.........................................................1
            1.1   The Merger...................................................1
            1.2   Stockholders' Meeting; Proxy Statement.......................2
            1.3   Effective Time...............................................3
            1.4   Effect of Merger.............................................3
            1.5   Articles of Organization, Bylaws, Directors and Officers.....3
                  1.5.1   Articles of Organization and Bylaws..................3
                  1.5.2   Directors............................................3
                  1.5.3   Officers.............................................3
            1.6   Merger Consideration.........................................4
                  1.6.1   FEI Stock and Cash...................................4
                  1.6.2   All Stock............................................4
            1.7   Shares of Dissenting Stockholders............................4
            1.8   Withholding Tax..............................................5
            1.9   Exchange of Certificates for Shares..........................5
                  1.9.1   Exchange Agent.......................................5
                  1.9.2   Exchange Procedure...................................5
                  1.9.3   No Further Ownership Rights in Micrion Common
                             Stock.............................................6
                  1.9.4   Termination of Exchange Period; Unclaimed Stock......6
                  1.9.5   Lost, Stolen or Destroyed Certificates...............7
                  1.9.6   Micrion Stock Options and Warrants...................7
            1.10  Closing......................................................7

ARTICLE 2   REPRESENTATIONS AND WARRANTIES.....................................7
            2.1   Micrion's Representations and Warranties.....................8
                  2.1.1   Corporate Existence and Authority....................8
                  2.1.2   No Adverse Consequences..............................8
                  2.1.3   Capitalization.......................................9
                  2.1.4   Subsidiaries and Joint Ventures.....................10
                  2.1.5   SEC Reports and Financial Statements................10
                  2.1.6   Information Supplied................................10
                  2.1.7   Legal Proceedings...................................10
                  2.1.8   Contracts and Arrangements..........................11
                  2.1.9   Material Assets.....................................11
                  2.1.10  Compliance with Laws................................12
                  2.1.11  Environmental Matters...............................12
                  2.1.12  Tax Matters.........................................13
                  2.1.13  Employees and Labor Relations Matters...............14
                  2.1.14  Employee Benefits...................................15


                                        i

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                  2.1.15  Absence of Certain Changes or Events................16
                  2.1.16  Undisclosed Liabilities.............................17
                  2.1.17  Insurance...........................................17
                  2.1.18  Intellectual Property...............................17
                  2.1.19  Guaranties; Powers of Attorney......................18
                  2.1.20  Brokers.............................................18
                  2.1.21  Opinion of Financial Advisor........................19
                  2.1.22  Vote Required.......................................19
                  2.1.23  Rights Agreement....................................19
                  2.1.24  State Takeover Statutes and Other Takeover
                          Provisions..........................................19
                  2.1.25  Deferred Compensation Obligations...................19
                  2.1.26  Product Warranties and Liabilities..................19
                  2.1.27  Inventories.........................................20
                  2.1.28  Receivables.........................................20
                  2.1.29  Year 2000 Compliance................................20
                  2.1.30  Indebtedness........................................21
                  2.1.31  No Other Representations or Warranty................21
            2.2   FEI's Representations and Warranties........................21
                  2.2.1   Corporate Existence and Authority...................21
                  2.2.2   No Adverse Consequences.............................21
                  2.2.3   Capitalization......................................22
                  2.2.4   Subsidiaries and Joint Ventures.....................23
                  2.2.5   SEC Reports and Financial Statements................23
                  2.2.6   Information Supplied................................23
                  2.2.7   Legal Proceedings...................................23
                  2.2.8   Contracts and Arrangements..........................24
                  2.2.9   Material Assets.....................................24
                  2.2.10  Compliance with Laws................................24
                  2.2.11  Environmental Compliance............................24
                  2.2.12  Tax Matters.........................................25
                  2.2.13  Employees and Labor Relations Matters...............26
                  2.2.14  Employee Benefits...................................27
                  2.2.15  Absence of Certain Changes or Events................27
                  2.2.16  Undisclosed Liabilities.............................28
                  2.2.17  Insurance...........................................28
                  2.2.18  Intellectual Property...............................29
                  2.2.19  Guaranties; Powers of Attorney......................29
                  2.2.20  Brokers.............................................29
                  2.2.21  Opinion of Financial Advisor........................29
                  2.2.22  Vote Required.......................................30
                  2.2.23  Year 2000 Compliance................................30
                  2.2.24  Financing...........................................30


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                  2.2.25  Product Warranties and Liabilities..................30
                  2.2.26  Inventories.........................................31
                  2.2.27  Receivables.........................................31
                  2.2.28  No Other Representations or Warranties..............31

ARTICLE 3   COVENANTS.........................................................31
            3.1   Continuation of Business....................................31
                  3.1.1   Joint Covenants.....................................31
                  3.1.2   Micrion Covenants...................................32
                  3.1.3   Closing Notice......................................34
            3.2   No Solicitation.............................................34
            3.3   Access......................................................35
            3.4   Hart Scott Rodino...........................................36
            3.5   Other Government Consents...................................36
            3.6   Reasonable Best Efforts; No Inconsistent Action.............36
            3.7   Changed Circumstances.......................................37
            3.8   Fees and Expenses...........................................37
            3.9   Rights Agreement............................................37
            3.10  Options and Warrants........................................37
            3.11  Press Releases..............................................37
            3.12  Indemnification; Directors' and Officers' Insurance.........37
            3.13  Other Agreements and Related Documents......................39
                  3.13.1  Stock Option Agreement..............................39
                  3.13.2  Employment Agreement................................39
                  3.13.3  Assignment of Patents and Trademarks................39
            3.14  FEI Board of Directors......................................39
            3.15  Golden Parachutes...........................................39
            3.16  Authorized Shares...........................................39

ARTICLE 4   CONDITIONS TO THE PARTIES' OBLIGATIONS TO
            CONSUMMATE THE MERGER.............................................39
            4.1   Mutual Conditions...........................................39
                  4.1.1   Governmental Authorizations.........................39
                  4.1.2   Stockholder Approval................................40
                  4.1.3   No Prohibitions.....................................40
                  4.1.4   No Suits............................................40
                  4.1.5   Nasdaq Listing......................................40
                  4.1.6   Form S-4............................................40
                  4.1.7   Regulatory Burdens..................................40
            4.2   Conditions to Obligations of FEI............................41
                  4.2.1   Representations and Warranties; Covenants...........41
                  4.2.2   Dissenting Shares...................................42
                  4.2.3   Delivery of Exhibits and Micrion Officers'
                            Certificates......................................42

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            4.3   Conditions to Obligations of Micrion........................42
                  4.3.1   Representations and Warranties; Covenants...........42
                  4.3.2   Deposit of Certificates and Funds...................43
                  4.3.3   Delivery of Certificates by FEI.....................43

ARTICLE 5   TERMINATION              .........................................43
            5.1   Termination by Mutual Consent...............................43
            5.2   Termination by Either Party.................................43
            5.3   Termination by Micrion......................................44
            5.4   Termination by FEI..........................................44
            5.5   Effect of Termination.......................................45

ARTICLE 6   GENERAL PROVISIONS................................................46
            6.1   Nonsurvival of Representations and Warranties...............46
            6.2   Further Action..............................................46
            6.3   Entire Agreement............................................46
            6.4   Assignment..................................................47
            6.5   Binding Effect; No Third Party Benefit......................47
            6.6   Waiver......................................................47
            6.7   Governing Law...............................................47
            6.8   Severability................................................47
            6.9   Time of Essence.............................................47
            6.10  Counterparts................................................47
            6.11  Amendments..................................................47
            6.12  Notices.....................................................48
            6.13  Voting Agreements...........................................48
            6.14  Schedules...................................................48



                                       iv

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                             EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A                 Amendment to Micrion Rights Agreement (Section 2.1.23)
Exhibit B                 19.9% Stock Option Agreement (Section 3.13.1)
Exhibit C                 Form of Employment Agreement (Section 3.13.2)
Exhibit D                 Assignments of Patents and Trademarks (Section 3.13.3)
Exhibit E                 Voting Agreements (Section 6.13)

SCHEDULES

Schedule 2.1.2            Micrion Adverse Consequences; Required Consents
Schedule 2.1.3            Micrion Options and Warrants
Schedule 2.1.4            Micrion Subsidiaries and Joint Ventures
Schedule 2.1.7            Micrion Legal Proceedings
Schedule 2.1.8            Micrion Contracts and Arrangements
Schedule 2.1.9            Micrion Material Assets
Schedule 2.1.11           Micrion Environmental Matters
Schedule 2.1.12           Micrion Tax Matters
Schedule 2.1.13           Micrion Employees and Labor Matters
Schedule 2.1.14           Micrion Employee Benefits
Schedule 2.1.15           Micrion Changes or Events
Schedule 2.1.16           Micrion Liabilities
Schedule 2.1.18           Micrion Marks, Patents and Copyrights
Schedule 2.1.26           Micrion Products and Warranties
Schedule 2.1.28           Micrion Receivables
Schedule 2.1.30           Micrion Mask Repair Products

Schedule 2.2.2            FEI Adverse Consequences; Required Consents
Schedule 2.2.3            FEI Options and Warrants
Schedule 2.2.4            FEI Subsidiaries and Joint Ventures
Schedule 2.2.7            FEI Legal Proceedings
Schedule 2.2.9            FEI Material Assets
Schedule 2.2.11           FEI Environmental Matters
Schedule 2.2.12           FEI Tax Matters
Schedule 2.2.13           FEI Employees and Labor Matters
Schedule 2.2.14           FEI Employee Benefits
Schedule 2.2.15           FEI Changes or Events
Schedule 2.2.16           FEI Liabilities
Schedule 2.2.18           FEI Marks, Patents and Copyrights
Schedule 2.2.25           FEI Product Warranties

Schedule 3.1.1            Business Continuation
Schedule 3.1.2            Micrion Covenants
Schedule 3.13.12          Micrion Key Employees

                             INDEX OF DEFINED TERMS


         The following terms are defined in this Agreement in the sections identified below:

         Term                        Definition Section

"Agreement"                             Preamble
"Articles of Merger"                    1.3
"Blue Sky Laws"                         2.1.2(d)
"Business"                              Introduction to Article 2
"Cash Portion"                          1.6
"Certificate of Merger"                 1.3
"Certificates"                          1.9.2
"Closing" and "Closing Date"            1.11
"Code"                                  Section 1.4
"Confidentiality Agreement"             3.2(b)
"Contamination"                         2.1.11(a)
"Contracts"                             2.1.8
"Copyrights"                            2.1.18(a)(iii)
"Costs"                                 3.12(a)
"Dissenting Stockholders"               1.6
"Dissenting Shares"                     1.7
"DOJ"                                   3.4
"Effective Time"                        1.3
"Environmental Law"                     2.1.11(a)
"Equitable Adjustment"                  1.6.1
"ERISA"                                 2.1.14
"Exchange Act"                          2.1.2(d)
"Exchange Agent"                        1.9.1
"FEI"                                   Recital A
"FEI Board"                             Recital A
"FEI Expenses"                          5.5.2
"FEI Stock Plans"                       2.2.3
"FEI Returns"                           2.2.12(a)
"FEI SEC Documents"                     2.2.5
"FEI Stockholders Meeting"              1.2(a)
"Form S-4"                              1.2(a)
"FTC"                                   3.4
"GAAP"                                  2.1.5
"Governmental Entity"                   2.1.2(b)
"Hazardous Substance"                   2.1.11(a)
"HSR Act"                               2.1.2(d)


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"Indebtedness"                          2.1.30
"Indemnified Parties"                   3.12(a)
"Intellectual Property Assets"          2.1.18(a)
"Licenses"                              2.1.10
"Marks"                                 2.1.18(a)(i)
"Material Adverse Effect"               Introduction to Article 2
"Micrion"                               Recital A
"Micrion Board"                         Recital A
"Micrion Compensation and Benefit Plans"2.1.14
"Micrion Returns"                       2.1.12(a)
"Micrion SEC Document"                  2.1.5
"Micrion Share," "Micrion Shares"       1.6
"Micrion Stock Plans"                   2.1.3
"Micrion Stockholders Meeting"          1.2(a)
"Merger"                                Recitals
"Merger Consideration"                  1.6.2
"MBCL"                                  Recital B
"Needham"                               2.2.20
"OBCA"                                  Recital B
"Patents"                               2.1.18(a)(ii)
"Person"                                1.9.4
"Philips"                               2.2.3
"Philips Additional Shares Right"       2.2.3
"Pre-Closing Average Price"             1.6.2
"Proxy Statement"                       1.2(b)
"Representatives"                       3.2
"Required Approvals"                    4.1.1
"Right," "Rights"                       1.6
"Rights Agreement"                      1.6
"SEC"                                   1.2(b)
"Securities Act"                        1.2(b)
"To the knowledge of"                   Introduction to Article 2
"Stock Option Agreement"                Recital C
"Stock Purchase Agreement"              2.2.28
"Sub"                                   Preamble
"Superior Proposal"                     3.2
"Surviving Corporation"                 1.4
"Taxes"                                 2.1.12(e)
"Takeover Proposal"                     3.2
"Termination Fee"                       5.5.2
"Warrants"                              2.1.3
"WDR"                                   2.1.20
"Year 2000 compliant"                   2.1.26

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER made as of December 3, 1998 (the "Agreement") is among FEI COMPANY, an Oregon corporation ("FEI"), MICRION CORPORATION, a Massachusetts corporation ("Micrion"), and MC ACQUISITION CORPORATION, an Oregon corporation and wholly-owned subsidiary of FEI ("Sub").

                                    RECITALS

         A. The Boards of Directors of FEI and Micrion (respectively, the "FEI Board" and the "Micrion Board") have determined that it is advisable and in the best interests of their respective shareholders to enter into a business combination as described in this Agreement. As used in this Agreement, the term "FEI" means FEI Company and its wholly owned direct or indirect subsidiaries and the term "Micrion" means Micrion and its wholly owned direct or indirect subsidiaries.

         B. In furtherance of such combination it is proposed that Micrion merge with and into Sub pursuant to the applicable provisions of the Oregon Business Corporation Act (the "OBCA") and the Massachusetts Business Corporation Law (the "MBCL") and the terms and conditions of this Agreement (the "Merger").

         C. To induce FEI to enter into this Agreement, Micrion will enter into a Stock Option Agreement with FEI (the "19.9% Stock Option Agreement"), pursuant to which Micrion will grant to FEI an option to purchase Micrion Shares (as hereinafter defined) pursuant to the terms and conditions set forth in the Option Agreement.

                                    AGREEMENT

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, covenants, agreements and conditions contained in this Agreement and in the Stock Option Agreement, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1 THE MERGER. Pursuant to the OBCA and the MBCL and subject to and in accordance with the terms and conditions of this Agreement as soon as practicable following the satisfaction or waiver of the conditions set forth in
Article 4 of this Agreement, Micrion will merged with and into Sub or, as specified in Section 1.4, Sub will be merged with and into Micrion.

         1.2 STOCKHOLDERS' MEETING; PROXY STATEMENT.

          (a) Micrion will take, in accordance with Massachusetts law and Micrion's Articles of Organization and Bylaws, all action necessary to convene a meeting of its stockholders (the "Micrion Stockholders Meeting") as promptly as practicable after the Form S-4 (hereinafter defined) is declared effective to consider and vote upon approval of this Agreement. FEI will take, in accordance with Oregon law and its Articles of Incorporation and Bylaws, all action necessary to convene a meeting of its stockholders (the "FEI Stockholders Meeting," and either the FEI Stockholders Meeting or the Micrion Stockholders Meeting, a "Stockholders Meeting") as promptly as practicable after the Form S-4 is declared effective to consider and vote upon the approval of the issuance of FEI Common Stock to be issued in connection with the transactions contemplated hereby. Except to the extent the Micrion Board determines in good faith, after receipt of written advice from outside legal counsel experienced in such matters, that such action is incompatible with compliance by its directors with their respective fiduciary duties under applicable law, the Micrion Board shall unanimously recommend that the stockholders of Micrion approve this Agreement and thereby approve the transactions contemplated hereby, shall take all lawful action to solicit such approval and shall not withdraw or modify such recommendation, and the FEI Board shall recommend that the stockholders of FEI approve the issuance of FEI Common Stock to be issued in connection with the transactions contemplated hereby and shall take all lawful action to solicit such approval.

          (b) FEI and Micrion will promptly prepare and file with the Securities and Exchange Commission (the "SEC") a Joint Proxy Statement/Prospectus (including any amendments or supplements thereto, the "Proxy Statement"), and FEI shall prepare and file with the SEC a Registration Statement on Form S-4 in connection with the issuance of shares of FEI Common Stock in the Merger (including any amendments or supplements thereto, the "Form
     S-4") as promptly as practicable. FEI and Micrion each shall use all reasonable best efforts to have the Form S-4 declared effective under the Securities Act of 1933, as amended (the "Securities Act") as promptly as practicable after such filing, and promptly thereafter mail the Form S-4 and Proxy Statement to their respective stockholders. FEI shall also use all reasonable best efforts to obtain prior to the effective date of the Form S-4 all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

          (c) If at any time prior to the Effective Time any information relating to Micrion or FEI or any of their respective officers or directors, should be discovered by Micrion or FEI, respectively, which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include a misstatement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not

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     misleading,  Micrion or FEI, as the case may be, shall promptly  notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Micrion and FEI.

         1.3 EFFECTIVE TIME. As soon as practicable following Closing of the Merger, Articles of Merger prepared in accordance with the applicable provisions of the OBCA and the MBCL (the "Articles of Merger") will be executed and filed with the State Secretary of the State of Oregon and the Commonwealth of Massachusetts. The Merger will be effective upon the later of the time when Articles of Merger are duly filed with the State Secretary of the Commonwealth of Massachusetts and the time when Articles of Merger are duly filed with the State Secretary of the State of Oregon, or at such other time as the parties may agree upon in writing pursuant to applicable law (the "Effective Time").

         1.4 EFFECT OF MERGER. At the Effective Time, Micrion will be merged with and into Sub in the manner and with the effect provided by the OBCA and the MBCL, the separate corporate existence of Micrion will cease and thereupon Sub and Micrion will be a single corporation (the "Surviving Corporation") and will be a wholly owned subsidiary of FEI governed by the laws of the State of Oregon. The parties will use reasonable efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that if (i) the Merger Consideration consists of FEI Common Stock and cash pursuant to Section 1.6.1 and the closing sale price per share of the FEI Common Stock on the Closing Date is not equal to or greater than 40 percent of the sum of such closing sale price plus the Cash Portion, as defined in Section 1.6 below or (ii) if the Merger Consideration consists solely of shares of FEI Common Stock pursuant to Section 1.6.2, then Sub will be merged with and into Micrion in the manner and with the effect provided by the OBCA and the MBCL, the separate corporate existence of Sub will cease and thereupon Sub and Micrion will be the Surviving Corporation and will be a wholly owned subsidiary of FEI governed by the laws of the Commonwealth of Massachusetts.

         1.5 ARTICLES OF ORGANIZATION, BYLAWS, DIRECTORS AND OFFICERS.

              1.5.1 ARTICLES OF ORGANIZATION AND BYLAWS. The Articles of Incorporation and Bylaws of Sub as in effect at the Effective Time will be the Articles of Incorporation and Bylaws of the Surviving Corporation.

              1.5.2 DIRECTORS. The directors of Sub at the Effective Time will be the directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

              1.5.3 OFFICERS. The officers of Sub at the Effective Time will be the officers of the Surviving Corporation in accordance with the Bylaws of the Surviving Corporation.

         1.6 MERGER CONSIDERATION.

              1.6.1 FEI COMMON STOCK AND CASH. Each share of Micrion Common Stock, no par value, of Micrion (each a "Micrion Share" and collectively, the "Micrion Shares") and the associated stock right (each a "Right" and collectively, the "Rights") issued pursuant to the Rights Agreement dated July 30, 1997, as amended, between Micrion and BankBoston, N.A. (the "Rights Agreement") and outstanding immediately before the Effective Time (other than
(i) Micrion Shares that are owned by FEI or Sub, (ii) Micrion Shares that are owned by Micrion, in each case (i) and (ii) not held on behalf of third parties, or (iii) Micrion Shares held by stockholders ("Dissenting Stockholders") exercising appraisal rights pursuant to Sections 85 to 98 of the MBCL (collectively, "Excluded Micrion Shares")) will be converted into the right to receive (A) one share of FEI Common Stock, subject to equitable adjustment in the event of a stock split, combination, stock dividend or similar reclassification of FEI Common Stock or Micrion Common Stock occurring prior to the Closing Date ("Equitable Adjustment") and (B) subject to adjustment as provided in Section 4.2.1, $6.00 in cash, without interest (the "Cash Portion").

              1.6.2 ALL  STOCK.  Notwithstanding  the  foregoing  provisions  of
Section 1.6.1, if the Stock Purchase Agreement, as defined in Section 2.2.24, is terminated prior to Closing, each Micrion Share and the associated Rights outstanding immediately before the Effective Time, other than the Excluded Micrion Shares, will be converted into the right to receive (A) one share of FEI Common Stock plus (B) such number of shares of FEI Common Stock, which, when multiplied by the Pre-Closing Average Price, as defined below, equals $6.00, subject to Equitable Adjustment and subject to adjustment as provided in Section
4.2.1. The aggregate number of shares of FEI Common Stock to be issued to each Micrion stockholder will be rounded to the nearest whole share.

         The "Pre-Closing Average Price" is the average closing price of FEI Common Stock for the 20 full trading days preceding the date that FEI provides notice to Philips pursuant to the Stock Purchase Agreement, that all conditions to Closing of this Agreement specified in Article IV have been satisfied or waived; provided that if a Material Adverse Effect, as defined in the Stock Purchase Agreement, occurs or is discovered less than 20 trading days prior to the Closing Notice Date, then the Pre-Closing Average Price will be the average closing price of FEI Common Stock only for those full trading days following the date of such Material Adverse Effect, as defined in the Stock Purchase Agreement, through and including the Closing Notice Date. "Merger Consideration" means either the shares of FEI Common Stock plus the Cash Portion to be received by the Micrion stockholders pursuant to Section 1.6.1 or the shares of FEI Common Stock to be received by the Micrion stockholders pursuant to Section 1.6.2.

         1.7 SHARES OF DISSENTING STOCKHOLDERS. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Micrion Shares (and associated Rights) held by any Dissenting Stockholder who has not voted such Micrion Shares in favor of or consented to the Merger and who complies with all the provisions of Sections 85 to 98 of the MBCL concerning the right of holders of Micrion Shares to dissent from the Merger and require appraisal of their

Micrion  Shares  ("Dissenting  Shares")  will not be  converted  as described in
Section 1.6 but will become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to such provisions of the MBCL. If, after the Effective Time, such Dissenting Stockholder withdraws his or her demand for appraisal or fails to perfect or otherwise loses his or her right of appraisal, in any case pursuant to the MBCL, his or her Micrion Shares will be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. Micrion will give FEI (i) prompt notice of any demands received by Micrion for appraisal of Micrion Shares and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. Micrion will not, without the prior written consent of FEI, make any payment with respect to, or settle, offer to settle, or otherwise negotiate, any such demands.

         1.8 WITHHOLDING TAX. The right of any stockholder to receive the Merger Consideration will be subject to and reduced by the amount of any required tax withholding obligation.

         1.9 EXCHANGE OF CERTIFICATES FOR SHARES.

              1.9.1 EXCHANGE AGENT. Prior to the Effective Time, FEI shall designate an Exchange Agent selected by FEI with Micrion's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), and before the Effective Time, FEI will make available, or cause the Surviving Corporation to make available, to the Exchange Agent shares of FEI Common Stock and (if the Merger Consideration is FEI Common Stock and cash pursuant to Section 1.6.1.) funds in amounts and at the times necessary for delivery of the Merger Consideration upon surrender of certificates representing Micrion Shares as part of the Merger pursuant to Section 1.6. The Exchange Agent shall invest such funds, as directed by FEI, in (a) direct obligations of the United States of America, (b) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest or (c) commercial paper rated, at the time of purchase, in either of the two highest categories by Moody's Investors Services, Inc. or Standard & Poor's Corporation, it being understood that any and all interest earned on funds made available to the Exchange Agent pursuant to this Agreement will be turned over to FEI. In the event the funds deposited with the Exchange Agent shall realize a loss on any such investment, FEI shall promptly thereafter deposit in such fund cash in an amount sufficient to enable such fund to satisfy all remaining obligations originally contemplated to be paid out of such fund.

              1.9.2 EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates (the "Certificates") that immediately before the Effective Time represented Micrion Shares (other than holders of record of Excluded Micrion Shares), (i) a notice (advising the holders that the Merger has become effective) and a letter of transmittal specifying that delivery will be effected, and that risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for exchanging the Certificates (or affidavits in lieu thereof) for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by FEI, together with such letter of transmittal, properly completed and duly executed, and such other customary documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration for each Micrion Share represented thereby, and the Certificate so surrendered will be canceled. In the event of a transfer of ownership of Micrion Shares that is not registered in the transfer records of Micrion, payment may be made to a Person (as defined in Section 1.9.4 below) other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed or otherwise is in proper form for transfer and the Person requesting such payment pays any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establishes to the satisfaction of FEI that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.9.1, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration for each Micrion Share represented thereby. No interest will be paid or will accrue on any cash payable upon the surrender of any Certificate.

              1.9.3 NO FURTHER OWNERSHIP RIGHTS IN MICRION COMMON STOCK. The Merger Consideration delivered upon the surrender of Certificates in accordance with the terms of Section 1.9.2 will be deemed to have been delivered in full satisfaction of all rights pertaining to the Micrion Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of Micrion will be closed, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Micrion Shares that were outstanding immediately before the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as provided in Section 1.9.2.

              1.9.4 TERMINATION OF EXCHANGE PERIOD; UNCLAIMED STOCK. Any shares of FEI Common Stock and any portion of any cash, dividends or other distributions with respect to FEI Common Stock deposited by FEI with the Exchange Agent (including the proceeds of any investments thereof) that remain unclaimed by the stockholders of Micrion 270 days after the Effective Time shall be paid to FEI. Any stockholders of Micrion who have not theretofore surrendered their shares shall thereafter look only to FEI for payment of their shares of FEI Common Stock and any cash, dividends and other distributions in respect thereof issuable and/or payable pursuant to this Section 1.9 upon due surrender of (i) their Certificates (or affidavits of loss in lieu thereof) or (ii) delivery of duly executed letters of transmittal, as the case may be, in each case with respect to both clause (i) and (ii), without any interest thereon. None of FEI, Sub, Micrion or the Exchange Agent will be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law. As used in this Agreement, the term "Person" means any individual, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, cooperative or other association, Governmental Entity (as defined in Section 2.1.2(b) below), or any other organization.

              1.9.5 LOST, STOLEN OR DESTROYED CERTIFICATES. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, Micrion will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Agreement; provided, however, that Micrion may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give Micrion a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Micrion with respect to the certificate alleged to have been lost, stolen or destroyed.

              1.9.6 MICRION STOCK OPTIONS AND WARRANTS. At the Effective Time, each then outstanding option and warrant to purchase Micrion Common Stock, whether or not then exercisable or vested in accordance with its terms (each, a "Micrion Option") which theretofore has been granted under the Micrion Stock Plans, shall be terminated. Any and all rights under any provisions of the Micrion Stock Plans or any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Micrion shall be canceled as of the Effective Time. Prior to the Effective Time, the Board of Directors of Micrion (or, if appropriate, any committee thereof) and Micrion shall take all action necessary to terminate all Micrion Stock Plans and any other plan, program or arrangement with respect to, including any right to acquire, equity securities of Micrion and to ensure that no Person shall have any right under any of the Micrion Stock Plans (or any Micrion option, warrant or other right to acquire equity securities of Micrion granted thereunder) following the Effective Time other than the 19.9% Stock Option Agreement attached hereto as Exhibit B.

         1.10 CLOSING. Unless this Agreement has been terminated and the transactions contemplated by it have been abandoned pursuant to Article 5, the closing of the Merger (the "Closing") will take place at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2600, Portland, Oregon 97204, at 5:00 p.m., Pacific time, on the date that is not later than the sixth business day following the date when the last of the conditions set forth in Article 5 hereof (other than conditions that by their terms are to occur at Closing) will have been satisfied or waived in accordance with this Agreement, or at such other time and date as FEI and Micrion may agree in writing (the "Closing Date").

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

         For purposes of the  representations  and warranties  contained in this
Article 2, the following terms have the following meanings:

"Material Adverse Effect" used in connection with a party means any event, change or effect that is materially adverse to the condition (financial or other), properties, assets, liabilities, businesses, operations or results of operations (any one of the foregoing, the "Business") of such party and its subsidiaries taken as a whole; provided, however, that an adverse event, change or effect on the Business of a party that results from any one or more of the following shall not constitute a Material Adverse Effect: (i) reductions or cancellations in orders for FIB systems; (ii) delays in shipments by Micrion of products containing both an ion and electron column due to delays or interruptions in the supply of electron columns; or (iii) changes in laws, regulations or GAAP.

"To the knowledge of" a party or words of similar import mean the actual knowledge of any executive officer of that party who has been designated as such in that party's annual report to stockholders (or his or her successor) and any other officer who has specific managerial authority with respect to the relevant area, in each case after due inquiry.

         2.1 MICRION'S REPRESENTATIONS AND WARRANTIES. Micrion represents and warrants to FEI as follows:

              2.1.1 CORPORATE EXISTENCE AND AUTHORITY. Micrion is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failures to qualify or be in such good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect on Micrion. Micrion has the full corporate power and authority to enter into this Agreement and carry out its terms. Except for the approval of its stockholders, Micrion has taken all corporate action necessary to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by Micrion and is binding upon and enforceable against Micrion in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by principles of equity governing specific performance, injunctive relief, or other equitable remedies.

              2.1.2 NO ADVERSE CONSEQUENCES. Except as set forth on Schedule 2.1.2, neither the execution and delivery of this Agreement by Micrion nor the consummation of the transactions contemplated by this Agreement will:


                   (a) violate or conflict with any provision of Micrion's articles of organization or bylaws;

                   (b) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court, legislature, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") applicable to Micrion, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Micrion;

                   (c) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to Micrion under, or constitute a default under any agreement, instrument, license, or permit to which Micrion is a party or by which it is bound, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Micrion; or

                   (d) except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act and state securities or "blue sky" laws ("Blue Sky Laws"),
     (ii) for the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iii) for the filing of Articles of Merger pursuant to the OBCA and the MBCL, and (iv) with respect to matters set forth in Schedule 2.1.2, require any consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity by Micrion, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Micrion.

              2.1.3 CAPITALIZATION. Micrion has authorized capital stock consisting of 12,300,000 shares of Micrion Common Stock, of which 4,074,397 shares were outstanding on November 23, 1998 and 5,000,000 shares of preferred stock, no par value, none of which is outstanding. Options to purchase 870,815 shares were outstanding on October 31, 1998 under grants made pursuant to the Micrion Stock Plans and no stock options have been granted since October 31, 1998. "Micrion Stock Plans" means, collectively, Micrion's 1986 Incentive Stock Plan, 1990 Nonqualified Stock Option Plan, 1993 Common Stock Incentive Plan, 1994 Amended and Restated Omnibus Stock Option Plan, 1994 Stock Purchase Plan and 1994 Non-Employee Director Stock Option Plan, each as amended or modified. Warrants to purchase 100,000 shares were outstanding on November 23, 1998.
Schedule 2.1.3 sets forth a complete list of all options and warrants outstanding and the exercise prices and strike prices thereof. All of the outstanding shares of capital stock of Micrion have been duly authorized and are validly issued, fully paid and nonassessable, and no shares were issued in violation of preemptive or similar rights of any stockholder or in violation of any applicable securities laws. Except as set forth above, other than shares reserved for issuance pursuant to the Stock Option Agreement, there are no shares of capital stock of Micrion authorized, issued or outstanding and, except for options granted pursuant to the Micrion Stock Plans and the Rights and the Warrants, there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of Micrion of any character relating to the issued or unissued capital stock or other securities of Micrion. There are no outstanding obligations of Micrion to repurchase, redeem, or otherwise acquire any of the Micrion Shares.

              2.1.4  SUBSIDIARIES  AND JOINT  VENTURES.  Except as  disclosed on
Schedule 2.1.4, Micrion has no subsidiaries and owns no stock or other interest in any other corporation or in any partnership or limited liability company or other venture or entity. Each subsidiary of Micrion is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to do so would not have a Material Adverse Effect on Micrion.

              2.1.5 SEC REPORTS AND FINANCIAL STATEMENTS. Micrion has filed with the SEC, and has made available to FEI true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since June 30, 1996 under the Exchange Act or the Securities Act (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement or filed subsequent to the date hereof, other than preliminary filings, is referred to as a "Micrion SEC Document"). Each Micrion SEC Document at the time filed complied and, in the case of future filings, will comply in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements of Micrion included in the Micrion SEC Documents comply and, in the case of future filings, will comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been and, in the case of future filings, will be prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring year end audit adjustments) the consolidated financial position of Micrion and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

              2.1.6 INFORMATION SUPPLIED. None of the information supplied or to be supplied by or on behalf of Micrion specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

              2.1.7 LEGAL PROCEEDINGS. Except as disclosed in Schedule 2.1.7, there is neither pending nor, to the knowledge of Micrion, threatened by or against Micrion any legal action, claim, arbitration, investigation, or proceeding that could (i) have a Material Adverse Effect on Micrion following the Closing; or (ii) enjoin, delay or restrict the right or ability of Micrion to perform its obligations under this Agreement and, to the knowledge of Micrion, there is no basis for any such claim, litigation, proceeding, or investigation.

              2.1.8 CONTRACTS AND ARRANGEMENTS.

              (a) Schedule 2.1.8, which is organized by type of agreement, contains a complete and accurate list of all agreements of the following types to which Micrion is a party or by which it is bound and which are material to Micrion (the "Contracts"):

              (i) any mortgage, note or other instrument or agreement relating to the borrowing of money or the incurrence of indebtedness by Micrion or Micrion's guaranty of any obligation for the borrowing of money;

              (ii) contracts, agreements, purchase orders, or acknowledgment forms for the purchase, sale, lease or other disposition of Micrion's equipment, products, materials, or capital assets, or for the performance of services;

              (iii) contracts or agreements for the joint performance of work or services and all other joint venture agreements;

              (iv) contracts or agreements with agents, brokers, consignees, sales representatives, or distributors relating to the sale of Micrion's products or services; and

              (v)  contracts  or  agreements   relating  to  the  employment  or
     compensation of any Micrion Entity's officers, directors, or employees, including without limitation any collective bargaining agreements.

              (b) Each of the Contracts has been duly and validly executed and delivered by Micrion and is binding upon and enforceable by and against Micrion in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by principles of equity governing specific performance, injunctive relief, or other equitable remedies.

              2.1.9 MATERIAL ASSETS. Except as set forth in Schedule 2.1.9, Micrion has good and marketable title to all of its material properties and assets subject to no encumbrance, lien, charge, or other restriction (including, without limitation, any restriction on transfer) of any kind or character other than (i) such imperfections or irregularities of title, encumbrances, claims, liens, charges or other conditions, restrictions or reservations as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (ii) statutory liens securing payments (including taxes) not yet due and (iii) such imperfections or irregularities of title, encumbrances, claims, liens, charges or other conditions, restrictions or reservations as do not individually or in the aggregate have a Material Adverse Effect on Micrion.

              2.1.10 COMPLIANCE WITH LAWS. Except for those whose absence has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, Micrion possesses all governmental and other licenses, certificates, consents, permits, and other authorizations of Governmental Entities (collectively, "Licenses") legally required to carry on its business as now conducted. No material violation exists in respect of, and no proceeding is pending or to Micrion's knowledge threatened to revoke or limit, any such License. Except as disclosed in the Micrion SEC Documents, the business of Micrion is not being conducted in violation of any laws, rules, regulations, ordinances, codes, judgments, orders, writs, or decrees applicable to its business except where such violations would not individually or in the aggregate have a Material Adverse Effect on Micrion.

              2.1.11 ENVIRONMENTAL MATTERS.

                   (a) DEFINITIONS. As used in this Agreement, "Environmental Law" means any federal, state or local statute, regulation, or ordinance pertaining to the protection of human health or the environment and any
     applicable  orders,  judgments,   decrees,  permits,   licenses,  or  other
     authorizations, agreements or mandates under such laws. "Hazardous Substance" means any hazardous, toxic, radioactive, or infectious substance, material, or waste as defined, listed, or regulated under any Environmental Law, and includes without limitation petroleum oil and its fractions. "Contamination" means the existence (actual or reasonably suspected) in the environment of a Hazardous Substance, if the existence or suspected existence of such Hazardous Substance requires any investigatory, remedial, removal, or other response action under any Environmental Law.

                   (b) ENVIRONMENTAL COMPLIANCE. Except as set forth in Schedule
     2.1.11 and except where the contrary would not individually or the aggregate have a Material Adverse Effect on Micrion:

                        (1)  Micrion  possesses  all  material  Licenses  it  is
          required to carry under any Environmental Law for its business as now conducted. No material violation exists in respect of, and no proceeding is pending or threatened to revoke or limit, any such License. Micrion is operating its business in material compliance with all Environmental Laws. No incident regarding environmental matters has occurred in connection with the business of Micrion that was required to be reported to a Governmental Entity under any Environmental Law that was not so reported.

                        (2) To the knowledge of Micrion, (i) no real property currently or previously owned, leased, or occupied by Micrion, including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties and buildings thereon (the "Properties") is or during Micrion's ownership or occupation was used as a hazardous waste treatment, storage, or disposal facility within the meaning of Subtitle C of the Resource Conservation and Recovery Act or any
          comparable state Environmental Law; and (ii) no real property currently owned, leased, or occupied by Micrion and no real property previously owned, leased, or occupied by Micrion is listed on the National Priority List or the Comprehensive Environmental Response, Compensation and Liability Information System list compiled by the Environmental Protection Agency or any comparable listing compiled by any state or local Governmental Entity having jurisdiction over environmental matters.

                        (3) Micrion has not received notice from any Governmental Entity or other Person that it may be in violation of, or liable under, any Environmental Law and none of the properties of Micrion is subject to any court order, administrative order or decree arising under any Environmental Law, nor has been named as a responsible or potentially responsible party with respect to any site listed on the lists described in paragraph (2) above or that it otherwise is potentially liable for Contamination under any Environmental Law.

                        (4) To the  knowledge  of  Micrion,  no  portion  of any
          property currently owned, leased, or occupied by Micrion is Contaminated and with respect to property previously owned, leased, or occupied by Micrion, no Contamination occurred during Micrion's ownership, lease, or occupancy.

              2.1.12 TAX MATTERS.

                   (a) RETURNS. Micrion has prepared in good faith and filed on a timely basis all federal, state, foreign, and other returns, reports, forms, declarations, and information returns required to be filed by it with respect to Taxes (as defined below) that relate to the business, results of operations, financial condition, properties, or assets of Micrion (collectively, the "Micrion Returns") and has paid on a timely basis all Taxes shown to be due on the Micrion Returns and all Taxes with respect to which no Micrion Returns are required to be filed. Except as detailed on Schedule 2.1.12, Micrion is not part of an affiliated group of corporations that files or has the privilege of filing consolidated tax returns pursuant to Section 1501 of the Code or any similar provisions of state, local, or foreign law, and Micrion is not a party to any tax-sharing or tax-allocation agreement. No extensions of time have been requested for Micrion Returns that have not been filed except as set forth on Schedule
     2.1.12. Except as set forth on Schedule 2.1.12, (i) all Micrion Returns with respect to periods ending on or before the Closing Date have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Micrion Returns were required to be filed has expired, (ii) no issue raised by any relevant taxing authority in connection with an audit or examination of any such Micrion Returns remains unresolved, and (iii) no waivers of statutes of limitations are in effect with respect to any Taxes of any Micrion Entity. All Micrion Returns filed are complete and accurate in all material respects. Micrion has provided FEI with complete and accurate copies of Micrion

     Returns for each of Micrion's fiscal years 1992 through 1997 and the Forms 1139 related to any loss or credit or carryback claim for those years.

                   (b) TAXES PAID OR RESERVED. The reserves for taxes reflected in the current balance sheet most recently filed as part of a Micrion SEC Document are adequate for payment of Taxes in respect of periods ending on or before the Closing Date. All reserves for Taxes have been determined in accordance with GAAP consistently applied throughout the periods involved and prior periods. All Taxes that Micrion has been required to collect or withhold have been collected or withheld and, to the extent required, have been paid to the proper taxing authority except where the failure to do so has not had and is not reasonably likely to have a Material Adverse Effect. Micrion has not elected to be treated as a consenting corporation pursuant to Section 341(f) of the Code.

                   (c) LOSS CARRYFORWARDS;  INVESTMENT TAX CREDIT CARRYFORWARDS.
     Schedule 2.1.12 contains a complete and accurate list of net operating loss carryforwards and investment tax credit carryforwards available to Micrion for federal income tax purposes that originated in taxable years set forth in Schedule 2.1.12.

                   (d)  GOLDEN  PARACHUTE  PAYMENTS.  Except  as  set  forth  on
     Schedule 2.1.12(d), Micrion will not be obligated as a result of the transactions contemplated by this Agreement to make a payment that would be a "parachute payment" to a "disqualified individual," as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                   (e) FIRPTA. Micrion is not, nor was it at any time during the five-year period ending on the Closing Date, a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

                   (f) DEFINITION. As used in this Agreement, the term "Taxes" means all federal, state, local, or foreign taxes, charges, fees, levies, or other assessments, including without limitation all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, production, value added, estimated severance, stamp, occupation, property, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax.

              2.1.13 EMPLOYEES AND LABOR RELATIONS MATTERS. Except as set forth on Schedule 2.1.13 or as provided in this Agreement:

                   (a) Micrion has complied in all material respects with all applicable labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes, except where the failure to comply has not had and is not reasonably likely to have a Material Adverse Effect on Micrion;

                   (b) There is no unfair labor practice charge, complaint, representation petition, grievance or other action against Micrion pending or to Micrion's knowledge threatened before the National Labor Relations Board or any other Governmental Entity and Micrion is not subject to any order to bargain by the National Labor Relations Board;

                   (c) There is no labor strike, request for representation, slowdown, or work stoppage actually occurring, pending, or to Micrion's knowledge threatened against Micrion;

                   (d) To Micrion's knowledge no employee of Micrion is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with Persons other than Micrion relating to the present business activities of Micrion; and

                   (e) Attached as Schedule 2.1.13(e) hereto is a list of all employee positions at Micrion that Micrion is attempting to staff.

              2.1.14 EMPLOYEE BENEFITS. Schedule 2.1.14 lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive, stock option, life insurance, health and disability insurance, hospitalization, change of control and all other employee benefit plans or arrangements established, maintained, or contributed to by Micrion (the "Micrion Compensation and Benefit Plans"). Complete and accurate copies of each Micrion Compensation and Benefit Plan and each summary plan description, insurance contract, trust agreement or other agreement relating to such Micrion Compensation and Benefit Plans, have been provided to FEI.

Each Micrion Compensation and Benefit Plan that is a "pension plan" ("Pension Plan"), within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and which is intended to qualify under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service regarding its qualification, and Micrion is not aware of any circumstances which are likely to cause any Pension Plan to fail to be qualified under Section 401(a) of the Code. The present value of all accrued benefits under each Pension Plan covered by Title IV of ERISA does not exceed by more than $250,000 the fair market value of such Plan's assets. No "reportable event" (as such term is used in section 4043 of ERISA), non-exempt "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code), "nondeductible contributions" (as such term is used in section 4972 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Micrion Compensation or Benefit Plan. Neither Micrion nor a controlled group of corporations of which Micrion is a member has any "potential withdrawal liability," as defined in Section 4201 of ERISA. To the knowledge of

Micrion, there are not and have not been any excess deferrals or excess contributions under any ERISA Plan that have not been corrected.

Each Micrion Compensation or Benefit Plan is and has been operated and administered in substantial compliance with the terms of such plans and the requirements of all applicable U.S. and non-U.S. laws. Each Micrion Compensation or Benefit Plan can be terminated by Micrion under the terms of such Micrion Compensation or Benefit Plan. Any termination of, or withdrawal from, any Micrion Compensation or Benefit Plan of Micrion on or prior to Closing would not subject Micrion to any material liability under Title IV of ERISA. Micrion has no material unfunded liabilities with respect to any Pension Plan which covers non-U.S. employees (a "Non-U.S. Pension Plan"). Each Non-U.S. Pension Plan has received all necessary governmental approvals or has been registered with the appropriate governmental agency as required by local law.

              2.1.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Schedule 2.1.15 or in any Micrion SEC Documents or except as contemplated or permitted under Section 3.1.2, since September 30, 1998, Micrion has conducted its business only in, and has not engaged in any material transactions other than according to, the ordinary and usual course of such business, and there has not been:

                   (a) Any event, occurrence or development which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect on Micrion;

                   (b) Any increase in the rate of terms of compensation payable or to become payable by Micrion to its directors, officers, or key employees; any increase in the rate or terms of any bonus, insurance, pension, or other employee benefit plan, payment, or arrangement made to, for or with any such directors, officers, or key employees; any special bonus or remuneration paid; or any written employment contract executed or amended;

                   (c) Any amendment to Micrion's Articles of Organization or Bylaws or any entry into any material agreement, commitment, or transaction (including, without limitation, any borrowing, capital expenditure or capital financing or any amendment, modification, or termination of any existing agreement, commitment, or transaction) by Micrion, except agreements, commitments, or transactions in the ordinary course of business and consistent with past practices or as expressly contemplated in this Agreement;

                   (d) Any direct or indirect declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, property, or any combination thereof) in respect of the common stock of Micrion, or any direct or indirect repurchase, redemption, or other acquisition by Micrion of any shares of its stock, or any change by Micrion in its accounting principles, practices or methods;

                   (e) Any issuance or sale of any stock of Micrion (other than issuances pursuant to the exercise of warrants or options outstanding on September 30, 1998) or any issuance or granting of any option, warrant, or right to purchase any stock of Micrion (other than options granted under the Micrion Stock Plans) or any commitment to do any of the foregoing;

                   (f) Any material purchase or other acquisition of property by Micrion, any material sale, lease, or other disposition of property by Micrion, or any material expenditure by Micrion, except in the ordinary course of business;

                   (g) Any incurrence of any noncontract liability which, either singly or in the aggregate is material to the business, results of operations or financial condition of Micrion; or

                   (h) Any encumbrance or consent to encumbrance of any material property or assets of Micrion except in the ordinary course of business and except for the types of encumbrances listed in Section 2.1.9.

              2.1.16 UNDISCLOSED LIABILITIES. Except for liabilities or obligations described in the Micrion SEC Documents, Schedule 2.1.16, or in another Schedule to this Agreement, neither Micrion nor any of its property is subject to any material liability or obligation, whether absolute or contingent, that has not been included in the financial statements contained in the Micrion SEC Documents or adequately reserved for in a financial statement of Micrion that has been provided to FEI.

              2.1.17 INSURANCE. All material fire and casualty, general liability, business interruption, public liability, workers' compensation and directors' and officers' liability insurance policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Micrion and its properties and assets, and are in character and amount at least equivalent to that carried by companies engaged in similar businesses, except for any failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Copies of all such policies have been provided to FEI.

              2.1.18 INTELLECTUAL PROPERTY.

                   (a)   The   term   "Intellectual   Property   Assets"   means
     collectively:

                        (i) all registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                        (ii) all patents and patent applications (collectively, "Patents");

                        (iii)  all  copyrights  in  both  published   works  and
          unpublished   works  that  are   material  to   Micrion's   businesses
          (collectively, "Copyrights"); and

                        (iv) all trade secrets used in the conduct of the businesses of Micrion.

                   (b) Except as set forth on Schedule 2.1.18, Micrion owns or has a valid license to use and to bring actions for the misappropriation of all of the Intellectual Property Assets used in the conduct of its business without any conflict with or infringement of the rights of others, free and clear of all liens, charges, encumbrances, or other restrictions of any kind.

                   (c) Schedule 2.1.18 contains a list and summary description of all Marks, Patents and Copyrights.

                   (d) Schedule 2.1.18 contains a list of all agreements relating to the Intellectual Property Assets used in the conduct of its business to which Micrion is a party.

                   (e) To Micrion's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Micrion Intellectual Property Assets by any third party, including any employee or former employee of Micrion except for potential disputes between the parties hereto, as to which no representation is made.

                   (f) Except as set forth on Schedule 2.1.18, there is no action, suit, proceeding, judgment, order, or writ pending or to Micrion's knowledge, threatened against Micrion contesting the validity, ownership, or right to use, sell, license, dispose of, or to bring actions for the misappropriation of the Intellectual Property Assets used in the conduct of its business, except for potential disputes between the parties hereto, as to which no representation is made.

              2.1.19 GUARANTIES; POWERS OF ATTORNEY. Micrion is not a guarantor or otherwise liable for any material obligation (including without limitation any indebtedness) of any other Person. To Micrion's knowledge, there are no outstanding powers of attorney executed on behalf of Micrion.

              2.1.20 BROKERS. No broker, investment banker, financial advisor, or other Person, other than Warburg Dillon Read LLC ("WDR"), the fees and expenses of which will be paid by Micrion, is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Micrion. Micrion has provided FEI true and correct copies of all agreements between Micrion and WDR.

              2.1.21 OPINION OF FINANCIAL ADVISOR. Micrion has received the written opinion of WDR, dated December 1, 1998 to the effect that the consideration to be received in the Merger by Micrion's stockholders is fair to such stockholders from a financial point of view. An executed copy of such opinion has been delivered to FEI. Micrion has been authorized by WDR, subject to prior review and consent by WDR (such consent not to be unreasonably withheld), to include such fairness opinion and reference thereto in the Form S-4 and the Proxy Statement.

              2.1.22 VOTE REQUIRED. The affirmative vote of the holders of two-thirds of the outstanding shares of Micrion Common Stock entitled to vote thereon is the only vote of any class or series of Micrion's capital stock necessary to approve the Merger. The Micrion Board at a meeting duly called and held has (i) approved this Agreement, (ii) unanimously determined that the Merger is fair to and in the best interests of the holders of Micrion Common Stock, (iii) resolved to recommend this Agreement and the Merger to such holders for approval and (iv) directed that this Agreement be submitted to Micrion's stockholders. Micrion hereby agrees to the inclusion in the Form S-4 and the Proxy Statement of the recommendations of the Micrion Board described in this Section.

              2.1.23 RIGHTS AGREEMENT. Micrion has provided FEI with a complete and correct copy of the Rights Agreement, including all amendments and exhibits thereto. The amendment to the Rights Agreement attached to this Agreement as Exhibit B has been duly authorized by the Micrion Board and has been duly executed and adopted by Micrion, and accordingly, the execution of this Agreement and any other related agreements between Micrion and FEI, the Merger and the other transactions contemplated by this Agreement will not cause the Rights to become exercisable or result in either FEI or Sub or any of their Affiliates, alone or together, being considered to be an "Acquiring Person" (as defined in the Rights Agreement) or the occurrence of a "Distribution Date," a "Section 13 Event" or a "Triggering Event" (as such terms are defined in the Rights Agreement).

              2.1.24 STATE TAKEOVER STATUTES AND OTHER TAKEOVER PROVISIONS.  The
provisions of Chapter 110C and Chapter 110D of the Massachusetts Corporation-Related Laws and any other Massachusetts state takeover statute or similar statute or regulation do not apply to prevent or impose conditions on the Merger, this Agreement, the Stock Option Agreement or any of the transactions contemplated by this Agreement.

              2.1.25 DEFERRED COMPENSATION OBLIGATIONS. Micrion has no deferred compensation obligations, whether vested or unvested.

              2.1.26 PRODUCT WARRANTIES AND LIABILITIES.

                   (a) Except as set forth on Schedule 2.1.26, (i) there are no material warranties, express or implied, written or oral, with respect to the products of Micrion ("Micrion Products"), (ii) as of the date hereof there are no pending or threatened material claims with respect to any such warranty, (iii) there are no statements, citations or decisions by any Governmental Entity declaring any Micrion Products defective or unsafe, (iv) there are no material pending, or, to the knowledge of Micrion as of the date hereof, threatened, product liability claims against or involving Micrion or any Micrion Product and no such claims have been settled or adjudicated since December 31, 1995, and (v) to Micrion's knowledge, Micrion is in compliance with all of its purchase contracts with customers with respect to Micrion Products and is not reasonably likely to incur any material penalties or other such form of purchase price adjustment for late delivery or failure to build to specification any Micrion Product.

                   (b) Micrion has provided FEI with a complete list of all Micrion Products for which there is a remaining purchase price balance due and with respect to which a customer of Micrion has made a complaint or assertion that has directly or indirectly been the basis for such customer's refusal to grant on-site acceptance of such Micrion Product.

                   (c) In connection with the sale of its first 300 mm wafer technology workstation, as of the date of this agreement, no facts or circumstances exist that are reasonably likely to cause Micrion to be subject to penalties or other purchase price adjustments in excess of 10% of the purchase price thereof.

              2.1.27 INVENTORIES. Micrion's inventories, whether finished goods, work in process or raw materials, shown on the balance sheet contained in the most recent Micrion SEC Document or thereafter acquired are all items of a quality usable or saleable in the ordinary and usual course of Micrion's business, except for inventory items that are obsolete or not usable or saleable in the ordinary course of business and that have been written down to an amount not in excess of realizable market value or for which adequate reserves or allowances have been provided. The values at which inventories are carried reflect an inventory valuation policy consistent with Micrion's past practice and in accordance with GAAP consistently applied.

              2.1.28 RECEIVABLES. Each of the receivables of Micrion (including accounts receivable, loans receivable and advances) that is reflected in the balance sheet contained in the most recent Micrion SEC Document, and each of the receivables that has arisen since the date of such balance sheet, has arisen only from bona fide transactions in the ordinary course of Micrion's business and Micrion's reserves for doubtful accounts receivable are adequate in accordance with GAAP. Schedule 2.1.28 contains a statement of accounts receivable balance as of September 26, 1998, reconciled to such balance sheet.

              2.1.29 YEAR 2000  COMPLIANCE.  Micrion has a Year 2000  program in place which is adequate to cause all computer software and data processing devices (i) used in or for the manufacturing of the Micrion Products by Micrion, or (ii) used in or by any Micrion Products, including any Micrion Products sold and/or installed prior to the date hereof, to become Year 2000 compliant during 1999 except to the extent that the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect on Micrion, and Micrion reasonably believes that the material costs associated with such program that are included in Micrion's fiscal 1999 budget are adequate and that the rate of expenditures after June 30, 1999 will not increase materially. "Year 2000 compliant" means that the product or software accurately processes and stores date/time data (including, but not limited to, calculating, comparing, displaying, recording and sequencing operations involving date/time data) during, from and into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including correct processing of leap year data.

              2.1.30 INDEBTEDNESS. Micrion's Indebtedness does not exceed an aggregate of $18,518,000, consisting of the following amounts: $7,333,000 under a term loan from Fleet Bank, $10,000,000 under its Fleet Bank line of credit and $1,185,000 payable under currently existing capital lease obligations. "Indebtedness" means all indebtedness for borrowed money, including, without limitation, the long term and current portions of amounts outstanding as term debt or under a line of credit and capital lease obligations.

              2.1.31 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article 2, Micrion makes no other express or implied representation or warranty to FEI or Sub.

         2.2 FEI'S REPRESENTATIONS AND WARRANTIES. FEI represents and warrants to Micrion as follows:

              2.2.1 CORPORATE EXISTENCE AND AUTHORITY. FEI is a corporation legally existing under the laws of the State of Oregon and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failures to qualify or be in such good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect on FEI. FEI has the full corporate power and authority to enter into this Agreement and carry out its terms. Except for the approval of its stockholders, FEI has taken all corporate action necessary to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by FEI and is binding upon and enforceable against FEI in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by principles of equity governing specific performance, injunctive relief, or other equitable remedies.

              2.2.2 NO ADVERSE CONSEQUENCES. Except as set forth on Schedule 2.2.2, neither the execution and delivery of this Agreement by FEI nor the consummation of the transactions contemplated by this Agreement will:

                   (a) violate or conflict with any provision of FEI's articles of incorporation or bylaws;

                   (b) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any Governmental Entity applicable to FEI, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FEI;

                   (c) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to FEI under, or constitute a default under any agreement, instrument, license, or permit to which FEI is a party or by which it is bound, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FEI; or

                   (d) except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, (ii) the HSR Act, (iii) for the filing of Articles of Merger pursuant to the OBCA and the MBCL, and
     (iv) with respect to matters set forth in Schedule 2.2.2, require any consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity by FEI, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FEI.

              2.2.3 CAPITALIZATION. FEI has authorized capital stock consisting of 30,000,000 shares of FEI Common Stock, of which 18,160,808 shares were outstanding on November 25, 1998 and 500,000 shares of preferred stock, none of which is outstanding. Options to purchase 1,493,188 shares of Common Stock were outstanding on October 31, 1998 under grants made pursuant to the 1984 Stock Incentive Plan, the 1995 Stock Incentive Plan and the 1995 Supplemental Stock Incentive Plan (the "FEI Stock Plans") and options to purchase 36,100 shares of Common Stock have been granted since October 31, 1998. Schedule 2.2.3 sets forth a complete list of all options outstanding and the exercise prices and strike prices thereof. All of the outstanding shares of capital stock of FEI have been duly authorized and are validly issued, fully paid and nonassessable, and no shares were issued in violation of preemptive or similar rights of any stockholder or in violation of any applicable securities laws. Except as set forth above, there are no shares of capital stock of FEI authorized, issued or outstanding and, except for options granted pursuant to the FEI Stock Plans, there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of FEI of any character relating to the issued or unissued capital stock or other securities of FEI other than rights of Philips Business Electronics International B.V. ("Philips") to maintain its percentage interest in the issued and outstanding shares of FEI as provided in the Combination Agreement dated November 15, 1996, as amended (the "Philips Additional Shares Right"). There are no outstanding obligations of FEI to repurchase, redeem, or otherwise acquire any of the FEI Shares.

              2.2.4  SUBSIDIARIES  AND JOINT  VENTURES.  Except as  disclosed on
Schedule 2.2.4, FEI has no subsidiaries and owns no stock or other interest in any other corporation or in any partnership or limited liability company or other venture or entity. Each subsidiary of FEI is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to do so would not have a Material Adverse Effect on FEI.

              2.2.5 SEC REPORTS AND FINANCIAL STATEMENTS. FEI has filed with the SEC, and has made available to Micrion true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1996 under the Exchange Act or the Securities Act (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement or filed subsequent to the date hereof, other than preliminary filings, is referred to as a "FEI SEC Document"). Each FEI SEC Document, at the time filed complied and, in the case of future filings, will comply in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements of FEI included in the FEI SEC Documents comply and, in the case of future filings, will comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been and, in the case of future filings, will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring year end audit adjustments) the consolidated financial position of FEI and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

              2.2.6 INFORMATION SUPPLIED. None of the information supplied or to be supplied by or on behalf of FEI specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by FEI with respect to statements made or incorporated by reference therein based on information supplied by Micrion in writing specifically for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

              2.2.7 LEGAL PROCEEDINGS. Except as disclosed in Schedule 2.2.7, there is neither pending nor, to the knowledge of FEI, threatened by or against FEI any legal action, claim, arbitration, investigation, or proceeding that could (i) have a Material Adverse Effect on FEI following the Closing; or (ii) enjoin, delay or restrict the right or ability of FEI to perform its obligations under this Agreement and, to the knowledge of FEI, there is no basis for any such claim, litigation, proceeding, or investigation.

              2.2.8 CONTRACTS AND ARRANGEMENTS. Each material contract, instrument, agreement, or obligation to which FEI is a party or by which it is bound or which affects its assets or its rights has been duly and validly executed and delivered by FEI and is binding upon and enforceable by and against FEI in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by principles of equity governing specific performance, injunctive relief, or other equitable remedies. Each material contract of FEI required to be filed with the FEI SEC Documents has been so filed.

              2.2.9 MATERIAL ASSETS. Except as set forth on Schedule 2.2.9, FEI has good and marketable title to all of its material properties and assets subject to no encumbrance, lien, charge, or other restriction (including, without limitation, any restriction on transfer) of any kind or character other than (i) such imperfections or irregularities of title, encumbrances, claims, liens, charges or other conditions, restrictions or reservations as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (ii) statutory liens securing payments (including taxes) not yet due and (iii) such imperfections or irregularities of title, encumbrances, claims, liens, charges or other conditions, restrictions or reservations as do not individually or in the aggregate have a Material Adverse Effect on FEI.

              2.2.10 COMPLIANCE WITH LAWS. Except for those whose absence has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, FEI possesses all Licenses legally required to carry on its business as now conducted. No material violation exists in respect of, and no proceeding is pending or to FEI's knowledge threatened to revoke or limit, any such License. Except as disclosed in the FEI SEC Documents, the business of FEI is not being conducted in violation of any laws, rules, regulations, ordinances, codes, judgments, orders, writs, or decrees applicable to its business except where such violations would not individually or in the aggregate have a Material Adverse Effect on FEI.

              2.2.11 ENVIRONMENTAL  COMPLIANCE.  Except as set forth in Schedule
2.2.11 and except where the contrary would not individually or the aggregate have a Material Adverse Effect on FEI:

                   (a) FEI possesses all material Licenses it is required to carry under any Environmental Law for its business as now conducted. No material violation exists in respect of, and no proceeding is pending or threatened to revoke or limit, any such License. FEI is operating its business in material compliance with all Environmental Laws. No incident regarding environmental matters has occurred in connection with the business of FEI that was required to be reported to a Governmental Entity under any Environmental Law that was not so reported.

                   (b) To the knowledge of FEI, (i) no real property currently or previously owned, leased, or occupied by FEI, including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties and buildings thereon (the "FEI Properties") is or during FEI's ownership or occupation was used as a hazardous waste treatment, storage, or disposal facility within the meaning of Subtitle C of the Resource Conservation and Recovery Act or any comparable state Environmental Law; and (ii) no real property currently owned, leased, or occupied by FEI and no real property previously owned, leased, or occupied by FEI is listed on the National Priority List or the Comprehensive Environmental Response, Compensation and Liability Information System list compiled by the Environmental Protection Agency or any comparable listing compiled by any state or local Governmental Entity having jurisdiction over environmental matters.

                   (c) FEI has not received notice from any Governmental Entity or other Person that it may be in violation of, or liable under, any Environmental Law and none of the properties of FEI is subject to any court order, administrative order or decree arising under any Environmental Law, nor has been named as a responsible or potentially responsible party with respect to any site listed on the lists described in paragraph (b) above or that it otherwise is potentially liable for Contamination under any Environmental Law.

                   (d) To the knowledge of FEI, no portion of any property currently owned, leased, or occupied by FEI is Contaminated and with respect to property previously owned, leased, or occupied by FEI, no Contamination occurred during FEI's ownership, lease, or occupancy.

              2.2.12 TAX MATTERS.

                   (a) RETURNS. FEI has prepared in good faith and filed on a timely basis all federal, state, foreign, and other returns, reports, forms, declarations, and information returns required to be filed by it with respect to Taxes that relate to the business, results of operations, financial condition, properties, or assets of FEI (collectively, the "FEI Returns") and has paid on a timely basis all Taxes shown to be due on the FEI Returns and all Taxes with respect to which no FEI Returns are required to be filed. Except as detailed on
Schedule 2.2.12, FEI is not part of an affiliated group of corporations that files or has the privilege of filing consolidated tax returns pursuant to
Section 1501 of the Code or any similar provisions of state, local, or foreign law, and FEI is not a party to any tax-sharing or tax-allocation agreement. No extensions of time have been requested for FEI Returns that have not been filed except as set forth on Schedule 2.2.12. Except as set forth on Schedule 2.2.12,
(i) all FEI Returns with respect to periods ending on or before the Closing Date have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such FEI Returns were required to be filed has expired, (ii) no issue raised by any relevant taxing authority in connection with an audit or examination of any such FEI Returns remains unresolved, and (iii) no waivers of statutes of limitations are in effect with respect to any Taxes of any FEI Entity. All FEI Returns filed are complete and accurate in all material respects. FEI has provided Micrion with complete and accurate copies of FEI Federal Returns for FEI's fiscal years 1995 through 1997.

                   (b) TAXES PAID OR RESERVED. The reserves for taxes reflected in the current balance sheet most recently filed as part of a FEI SEC Document are adequate for payment of Taxes in respect of periods ending on or before the Closing Date. All reserves for Taxes have been determined in accordance with GAAP consistently applied throughout the periods involved and prior periods. All Taxes that FEI has been required to collect or withhold have been collected or withheld and, to the extent required, have been paid to the proper taxing authority except where the failure to do so has not had and is not reasonably likely to have a Material Adverse Effect on FEI. FEI has not elected to be treated as a consenting corporation pursuant to Section 341(f) of the Code.

              2.2.13 EMPLOYEES AND LABOR RELATIONS MATTERS. Except as set forth on Schedule 2.2.13 or as provided in this Agreement:

                   (a) FEI has complied in all material respects with all applicable labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes, except where the failure to comply has not had and is not reasonably likely to have a Material Adverse Effect on FEI;

                   (b) There is no unfair labor practice charge, complaint, representation petition, grievance or other action against FEI pending or to FEI's knowledge threatened before the National Labor Relations Board or any other Governmental Entity and FEI is not subject to any order to bargain by the National Labor Relations Board;

                   (c) There is no labor strike, request for representation, slowdown, or work stoppage actually occurring, pending, or to FEI's knowledge threatened against FEI; and

                   (e) To FEI's knowledge no employee of FEI is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with Persons other than FEI relating to the present business activities of FEI.

              2.2.14 EMPLOYEE BENEFITS. Schedule 2.2.14 lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive, stock option, life insurance, health and disability insurance, hospitalization, change of control and all other employee benefit plans or arrangements established, maintained, or contributed to by FEI (the "FEI Compensation and Benefit Plans"). Complete and accurate copies of each FEI Compensation and Benefit Plan and each summary plan description, insurance contract, trust agreement or other agreement relating to such FEI Compensation and Benefit Plans, have been provided to Micrion.

No "reportable event" (as such term is used in section 4043 of ERISA), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code), "nondeductible contributions" (as such term is used in section 4972 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any FEI Compensation or Benefit Plan. FEI does not have any "potential withdrawal liability," as defined in Section 4201 of ERISA. To the knowledge of FEI, there are not and have not been any excess deferrals or excess contributions under any ERISA Plan that have not been corrected.

Each FEI Compensation or Benefit Plan is and has been operated and administered in all material respects in conformance with the requirements of such plan and applicable U.S. and foreign laws, except where such failure would not have a Material Adverse Effect on FEI. Each FEI Compensation or Benefit Plan can be terminated by FEI. Any termination of, or withdrawal from, any FEI Compensation or Benefit Plan on or prior to Closing would not subject FEI to any material liability under Title IV of ERISA.

              2.2.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Schedule 2.2.15 or in any FEI SEC Documents, since September 27, 1998 FEI has conducted its business only in, and has not engaged in any material transactions other than according to, the ordinary and usual course of such business, and there has not been:

                   (a) Any event, occurrence or development which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect on FEI;

                   (b) Any amendment to FEI's Articles of Incorporation or Bylaws or any entry into any material agreement, commitment, or transaction (including, without limitation, any borrowing, capital expenditure or capital financing or any amendment, modification, or termination of any existing agreement, commitment, or transaction) by FEI, except agreements, commitments, or transactions in the ordinary course of business and consistent with past practices or as expressly contemplated in this Agreement;

                   (c) Any direct or indirect declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, property, or any combination thereof) in respect of the common stock of FEI, or any direct or indirect repurchase, redemption, or other acquisition by FEI of any shares of its stock, or any change by FEI in its accounting principles, practices or methods;

                   (d) Any issuance or sale of any stock of FEI (other than issuances pursuant to the exercise of warrants or options outstanding on September 27, 1998) or any issuance or granting of any option, warrant, or right to purchase any stock of FEI (other than options granted under the FEI Stock Plans and the FEI Employee Share Purchase Plan) or any commitment to do any of the foregoing;

                   (e) Any material purchase or other acquisition of property by FEI, any sale, lease, or other disposition of property by FEI, or any material expenditure by FEI, except in the ordinary course of business;

                   (f) Any incurrence of any noncontract liability which, either singly or in the aggregate is material to the business, results of operations or financial condition of FEI; or

                   (g) Any encumbrance or consent to encumbrance of any material property or assets of FEI except in the ordinary course of business and except for the types of encumbrances listed in Section 2.2.9.

              2.2.16 UNDISCLOSED LIABILITIES. Except for liabilities or obligations described in the FEI SEC Documents, Schedule 2.2.16, or in another Schedule to this Agreement, neither FEI nor any of its property is subject to any material liability or obligation, whether absolute or contingent, that has not been included in the financial statements contained in the FEI SEC Documents or adequately reserved for in a FEI financial statement that has been provided to Micrion.

              2.2.17 INSURANCE. All material fire and casualty, general liability, business interruption, public liability, workers' compensation and directors' and officers' liability insurance policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of FEI and its properties and assets, and are in character and amount at least equivalent to that carried by companies engaged in similar businesses, except for any failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Copies of all such policies have been provided to Micrion.

              2.2.18 INTELLECTUAL PROPERTY.

                   (a) Except as set forth on Schedule 2.2.18, FEI owns or has a valid license to use and to bring actions for the misappropriation of all of the Intellectual Property Assets, used in the conduct of its business without any conflict with or infringement of the rights of others, free and clear of all liens, charges, encumbrances, or other restrictions of any kind.

                   (b) Schedule 2.2.18 contains a list and summary description of all Marks, Patents and Copyrights owned by FEI.

                   (c) Schedule 2.2.18 contains a list of all agreements relating to the Intellectual Property Assets used in the conduct of its business to which FEI is a party.

                   (d) To FEI's knowledge, there is no unauthorized use, infringement or misappropriation of any of the FEI Intellectual Property Assets by any third party, including any employee or former employee of FEI, except for potential disputes between the parties hereto, as to which no representation is made.

                   (e) Except as set forth on Schedule 2.2.18, there is no action, suit, proceeding, judgment, order, or writ pending or to FEI's knowledge, threatened against FEI contesting the validity, ownership, or right to use, sell, license, dispose of, or to bring actions for the misappropriation of the Intellectual Property Assets used in the conduct of its business, except for potential disputes between the parties hereto, as to which no representation is made.

              2.2.19 GUARANTIES; POWERS OF ATTORNEY. FEI is not a guarantor or otherwise liable for any material obligation (including without limitation any indebtedness) of any other Person. To FEI's knowledge, there are no outstanding powers of attorney executed on behalf of FEI.

              2.2.20 BROKERS. No broker, investment banker, financial advisor, or other Person, other than Needham & Company, Inc. ("Needham"), the fees and expenses of which will be paid by FEI, is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of FEI.

              2.2.21 OPINION OF FINANCIAL ADVISOR. FEI has received the written opinion of Needham, dated December 1, 1998 to the effect that the Merger Consideration and Philips' purchase of the Financing Shares are fair to the FEI shareholders (other than Philips, with respect to the Philips financing) from a financial point of view. An executed copy of such opinion has been delivered to Micrion. FEI has been authorized by Needham, subject to prior review and consent by Needham, to include such fairness opinion and reference thereto in the Form S-4 and the Proxy Statement.

              2.2.22 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of FEI Common Stock entitled to vote thereon is the only vote of any class or series of FEI's capital stock necessary to approve the issuance of shares in connection with the transactions contemplated by this Agreement and the Stock Purchase Agreement (as defined below). The FEI Board at a meeting duly called and held has (i) approved this Agreement, (ii) unanimously determined that the Merger and the transactions contemplated by the Stock Purchase Agreement are fair to and in the best interests of the holders of FEI Common Stock, (iii) resolved to recommend the transactions contemplated by this Agreement and the Stock Purchase Agreement to such holders for approval and
(iv) directed that such proposal be submitted to FEI's stockholders. FEI hereby agrees to the inclusion in the Form S-4 and the Proxy Statement of the recommendations of the FEI Board described in this Section.

              2.2.23 YEAR 2000 COMPLIANCE. FEI has a Year 2000 program in place which is adequate to cause all computer software and data processing devices (i) used in or for the manufacturing of the FEI products by FEI or (ii) used in or by any FEI products, including any FEI products sold and/or installed prior to the date hereof, to become Year 2000 compliant during 1999, except where the failure to comply would not have a Material Adverse Effect on FEI, and

FEI reasonably believes that all material costs associated with such program are included in FEI's 1998 budget and in its budget forecasts for 1999.

              2.2.24 FINANCING. Simultaneously herewith FEI and Philips are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which Philips has agreed to provide financing to FEI for the cash portion of the Merger Consideration, on the terms and subject to the conditions set forth therein. A form of the Stock Purchase Agreement has been provided to Micrion prior to the date hereof.

              2.2.25 PRODUCT WARRANTIES AND LIABILITIES.

                   (a) Except as set forth on Schedule 2.2.25, (i) there are no material warranties, express or implied, written or oral, with respect to the products of FEI ("FEI Products"), (ii) as of the date hereof there are no pending or threatened material claims with respect to any such warranty,
     (iii) there are no statements, citations or decisions by any Governmental Entity declaring any FEI Products defective or unsafe, (iv) there are no material pending, or, to the knowledge of FEI as of the date hereof, threatened, product liability claims against or involving FEI or any FEI Product and no such claims have been settled or adjudicated since December 31, 1995, and (v) to FEI's knowledge, FEI is in compliance with all of its purchase contracts with customers with respect to FEI Products and is not reasonably likely to incur any material penalties or other such form of purchase price adjustment for late delivery or failure to build to specification any FEI Product.

                   (b) FEI has provided FEI with a complete list of all FEI Products for which there is a remaining purchase price balance due and with respect to which a customer of FEI has made a complaint or assertion that has directly or indirectly been the basis for such customer's refusal to grant on-site acceptance of such FEI Product.

              2.2.26 INVENTORIES. FEI's inventories, whether finished goods, work in process or raw materials, shown on the balance sheet contained in the most recent FEI SEC Document or thereafter acquired are all items of a quality usable or saleable in the ordinary and usual course of FEI's business, except for inventory items that are obsolete or not usable or saleable in the ordinary course of business and that have been written down to an amount not in excess of realizable market value or for which adequate reserves or allowances have been provided. The values at which inventories are carried reflect an inventory valuation policy consistent with FEI's past practice and in accordance with GAAP consistently applied.

              2.2.27 RECEIVABLES. Each of the receivables of FEI (including accounts receivable, loans receivable and advances) that is reflected in the balance sheet contained in the most recent FEI SEC Document, and each of the receivables that has arisen since the date of such balance sheet, has arisen only from bona fide transactions in the ordinary course of FEI's business and FEI reserves for doubtful accounts receivable are adequate in accordance with GAAP.

              2.2.28 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article 2, FEI makes no other express or implied representation or warranty to Micrion.

                                    ARTICLE 3

                                    COVENANTS

         3.1 CONTINUATION OF BUSINESS.

              3.1.1 JOINT COVENANTS. Except as set forth on Schedule 3.1.1, without the prior written consent of FEI or Micrion, as the case may be, which shall not be unreasonably withheld or delayed, from and after the execution date of this Agreement until Closing, Micrion and FEI will each:

                   (a) operate and maintain its business in its usual manner and in the ordinary course and, to the extent consistent therewith, use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates;

                   (b) not declare, pay, or set aside for payment any dividend (whether in cash, stock or property) or other distribution of money or property in respect of its capital stock; effect any split, combination or similar reclassification of its capital stock; or purchase or redeem any shares of its capital stock, except pursuant to existing agreements set forth on Schedule 2.2.3.

                   (c) not issue or sell any capital stock or rights to acquire capital stock, except:

                   (1) shares of Micrion Common Stock issued upon the valid exercise of currently outstanding options under the Micrion Stock Plans;

                   (2) shares of FEI Common Stock issued upon the valid exercise of rights under the FEI Stock Plans;

                   (3) options to purchase shares under the FEI Stock Plans;

                   (4) shares of FEI Common Stock or Micrion Common Stock issued under the FEI or Micrion Employee Stock Purchase Plan, as the case may be; and

                   (5) shares of FEI Common Stock issued pursuant to the Philips Additional Shares Right and the Stock Purchase Agreement;

                   (d) not acquire any assets other than assets acquired in the ordinary and usual course of its business and consistent with past practices;

                   (e) not amend its Articles of Organization or Incorporation or Bylaws, except for an amendment to the FEI Articles of Incorporation to increase the number of authorized shares of Common Stock; and

                   (f) not authorize or enter into an agreement to do any of the foregoing.

              3.1.2 MICRION COVENANTS. Without the prior written consent of FEI and except as contemplated hereby and as set forth on Schedule 3.1.2, from and after the execution date of this Agreement until Closing, Micrion agrees that:

                   (a) Micrion will not increase its aggregate Indebtedness above the amount stated in Section 2.1.30 and will not encumber any of its material assets or make any material commitments related to such assets, except in the ordinary and usual course of its business and consistent with past practices;

                   (b) Micrion will not make any tax election or permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated, except in the ordinary and usual course of business;

                   (c) Micrion will not make any payment to discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) other than (i) any lien or encumbrance or any obligation or liability set forth in the current financial statements contained in the Micrion SEC Documents and (ii) current liabilities incurred or maturing in the ordinary course of business since the date of the current balance sheet most recently filed as part of a Micrion SEC Document or (iii) payments under its line of credit facility with Fleet Bank, N.A. ("Fleet") made in accordance with the terms of the agreements entered into between Micrion and Fleet as of September 22, 1998 and July 31, 1997;

                   (d) Micrion will not purchase or otherwise acquire, or agree to purchase or otherwise acquire, any debt or equity securities of any Person other than equity securities issued by a money market fund registered as an investment company under the Investment Company Act of 1940;

                   (e) Micrion will not increase the wages, salaries, compensation, pension, or other benefits payable to any of its officers, employees, or agents, including any severance or change of control payments, other than increases in wages and salaries required by employment arrangements existing on the execution date of this Agreement or otherwise in the ordinary and usual course of its business;

                   (f) Micrion will not implement or amend any employee profit sharing, stock option, stock purchase, pension, bonus, commission, incentive, retirement, medical reimbursement, life insurance, deferred compensation, or any other employee benefit plan or arrangement;

                   (g) Micrion will not change its accounting methods, policies or practices;

                   (h) when the consent of any third party to the transactions contemplated by this Agreement is required under the terms of any Contract to which Micrion is a party Micrion will use its reasonable best efforts to obtain such consent on terms and conditions not materially less favorable than those in effect on the execution date of this Agreement;

                   (i) Micrion will not settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims; and

                   (j) As to negative covenants specified above, Micrion will not authorize or enter into an agreement to do any of the foregoing.

              3.1.3 CLOSING NOTICE. Promptly following the determination by FEI that the conditions to Closing (other than the condition contained in this Section 3.1.3) are met, FEI shall deliver to Philips notice to that effect.

         3.2 NO SOLICITATION. From and after the date hereof until the earlier of the Effective Time or termination of the Agreement, subject to the proviso in the next paragraph, Micrion agrees that neither it nor any of its officers and directors shall, and that Micrion shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) (such officers, directors, employees, agents and representatives sometimes collectively referred to herein as "Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 10% or more of the assets or any class of equity securities of, it or any of its subsidiaries (any such proposal or offer being hereinafter referred to as a "Takeover Proposal").

Micrion further agrees that neither it nor its Representatives shall directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to a Takeover Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement a

Takeover Proposal; provided, however, that nothing contained in this Agreement shall prevent Micrion or the Micrion Board from:

          (a) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Takeover Proposal;

          (b) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Takeover Proposal if the Micrion Board receives from the Person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the Confidentiality Agreement dated March 30, 1998 between Micrion and FEI (the "Confidentiality Agreement");

          (c) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Takeover Proposal; or

          (d) withdrawing or modifying the approval or recommendation by the Micrion Board of this Agreement or the Merger in connection with recommending an unsolicited bona fide written Takeover Proposal to the stockholders of Micrion or entering into any agreement with respect to an unsolicited bona fide written Takeover Proposal;

if and only to the extent that, both (i) in each such case referred to in clause
(b), (c) or (d) above, the Micrion Board determines in good faith after receipt of written advice from outside legal counsel experienced in such matters that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (c) or (d) above, the Micrion Board determines in good faith (after consultation with its financial advisor) that such Takeover Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction superior to the transaction contemplated by this Agreement, taking into account, among other things, the long term prospects and interests of Micrion and its stockholders (any such superior Takeover Proposal being referred to in this Agreement as a "Superior Proposal").

Micrion will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Micrion agrees that it will take the necessary steps to promptly inform its Representatives of the obligations undertaken in this Section 3.2 and in the Confidentiality Agreement. Micrion will promptly notify FEI if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, Micrion or any of its Representatives relating to a Takeover Proposal, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep FEI informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. Micrion also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a Takeover Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its subsidiaries.

         3.3 ACCESS. For the period up to and including the Closing Date, Micrion and FEI will provide to each other and their authorized agents access to all physical assets, facilities, financial information, production records, contracts and other corporate records and document as the other reasonably requests and will allow the other and the other's authorized agents to meet with management personnel, employees and any outside consultants, including without limitation auditors and accountants, investment and other bankers, tax and financial advisors and environmental consultants; provided that no investigation by either Micrion or FEI or any of its Representatives pursuant to this Section
3.3 will affect any representation, warranty or closing condition of the other party to this Agreement and provided, further, that the foregoing shall not require FEI or Micrion to permit any inspection, or to disclose any information, that in the reasonable judgment of the nondisclosing party, would result in a violation of applicable law or would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the nondisclosing party shall have used all best efforts to obtain the consent of such third party to such inspection or disclosure.

         3.4 HART SCOTT RODINO. Each of Micrion and FEI will promptly after executing this Agreement prepare and file with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") the premerger notification form required under the HSR Act and a request for early termination of the waiting period provided under the HSR Act and similar foreign pre-merger notifications. The parties will further take all reasonable steps to (i) cooperate with each other in connection with such filings, which cooperation will include, but not be limited to, furnishing the other with such information or documents as may be reasonably required in connection with such filings as permitted by applicable law; (ii) promptly file after any request by the FTC or the DOJ any appropriate information or documents so requested by the FTC or the DOJ; and (iii) notify each other of any other communications with the FTC or the DOJ that relate to the transactions contemplated by this Agreement and, to the extent appropriate, permit the other to participate in any conferences with the FTC or the DOJ. The parties will use best efforts to accelerate and obtain HSR Act clearance; provided, however, that nothing in this Section 3.4 will require, or be construed to require, Micrion or FEI to proffer to, or agree to, any concession, condition, requirement or restriction of any Governmental Entity which either the Micrion Board or the FEI Board, reasonably determines in good faith would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger. Each of Micrion and FEI will pay its own expenses in connection with the preparation of the premerger notification form.

         3.5 OTHER GOVERNMENT CONSENTS. Promptly following the execution of this Agreement, the parties will proceed to prepare and file with the appropriate Governmental Entities any requests for approval or waiver (in addition to those specifically described above), if any, that are required from Governmental Entities in connection with the transactions contemplated by this Agreement, and the parties will diligently and expeditiously prosecute and cooperate fully in the prosecution of such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers; provided, however, that nothing in this Section 3.5 will require, or be construed to require, Micrion or FEI to proffer to, or agree to, any concession, condition, requirement or restriction of any Governmental Entity which either the FEI Board or the Micrion Board reasonably determines in good faith would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

         3.6 REASONABLE BEST EFFORTS; NO INCONSISTENT ACTION. Except as otherwise provided in this Agreement, each party will use its reasonable best efforts to effect the transactions contemplated by this Agreement and to fulfill the conditions to the obligations of the opposing parties set forth in Article 4 of this Agreement. Except as otherwise provided in this Agreement, no party will take any action inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement, except that nothing in this Section 3.6 will limit the rights of the parties under Article 4 of this Agreement.

         3.7 CHANGED CIRCUMSTANCES. Each of Micrion and FEI will notify the other party promptly of any fact or occurrence between the date of this Agreement and the Closing Date of which it becomes aware which would make any of the conditions to Closing of the other party to this Agreement not capable of being satisfied and of any event, change or effect that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it.

         3.8 FEES AND EXPENSES. Except as provided in Section 5.5, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement will be paid by the party incurring such fees or expenses, whether or not the Merger is completed.

         3.9 RIGHTS AGREEMENT. Except as provided in Section 2.1.23, Micrion will not redeem the Rights or amend or terminate the Rights Agreement before the earlier of Effective Time or the termination of this Agreement unless required to do so by order of a court of competent jurisdiction.

         3.10 OPTIONS AND WARRANTS. Prior to the Effective Time, Micrion and FEI will take such actions as may be necessary so that at the Effective Time each Micrion option and warrant outstanding will be terminated as provided in Section
1.9.6 of this Agreement.

         3.11 PRESS RELEASES. No press releases or other public announcements concerning the transactions contemplated by this Agreement may be made by any of the parties without the prior written consent of each of the other parties, which consent will not be unreasonably withheld; provided, however, that nothing in this provision will prevent a party from making such releases or announcements as are necessary for a party to satisfy its legal obligations or the requirements of the Nasdaq National Market or the SEC and then only after prior consultation with the other party.

         3.12 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

                   (a) From and after the Effective Time, FEI agrees that it will indemnify and hold harmless each present and former director and officer of Micrion (when acting in such capacity) (each an "Indemnified Party" and, collectively, the "Indemnified Parties"), against any costs or expenses (including, without limitation, reasonable attorneys' fees, costs of investigation and fees of other advisers and experts), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, including, without limitation, claims, actions, suits, proceedings or investigations by or on behalf of any present or former shareholder of Micrion, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Micrion would have been permitted under Massachusetts Law and its Articles of Organization or Bylaws in effect on the date hereof to indemnify such Person (and FEI shall also advance expenses as incurred to the fullest extent permitted under applicable law; provided the Person to whom expenses are advanced provides a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met, and an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

                   (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 3.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify FEI thereof, but the failure to so notify shall not relieve FEI of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) FEI or the Surviving Corporation shall have the right to assume the defense thereof and FEI shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if FEI or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between FEI or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and FEI or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that FEI shall be obligated pursuant to this paragraph
     (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and
     (iii) FEI shall not be liable for any settlement effected without its prior written consent; and provided, further, that FEI shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                   (c) The Surviving Corporation shall maintain Micrion's existing officers' and directors' liability insurance for a period of five years after the Effective Time; provided, however, that if the existing officers' and directors' insurance expires, is terminated or canceled during such five-year period, the Surviving Corporation will obtain officers' and directors' liability insurance for the remainder of such period of at least the same coverage and amounts containing terms and conditions that are not less advantageous to the Indemnified Parties and that is issued by an insurer having a claims-paying rating at least as good as the rating of the issuer of Micrion's existing policy.

                   (d) The provisions of this Section 3.12 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         3.13 OTHER AGREEMENTS AND RELATED DOCUMENTS.

              3.13.1  STOCK  OPTION   AGREEMENT.   Contemporaneously   with  the
execution of this Agreement, FEI and Micrion will execute and deliver the 19.9% Stock Option Agreement substantially in the form attached hereto as Exhibit B.

              3.13.2 EMPLOYMENT AGREEMENT. At or prior to Closing, FEI and at least 10 of the 12 individuals listed on Schedule 3.13.2 will enter into employment agreements substantially in the form attached hereto as Exhibit C (each, an "Employment Agreement"), to be effective upon Closing; provided that Nicholas P. Economou will be one of the ten individuals who enters into such an Employment Agreement.

              3.13.3 ASSIGNMENT OF PATENTS AND TRADEMARKS. At Closing, Micrion will execute assignments of its patents and trademarks to FEI substantially in the forms attached as Exhibit D-1 and D-2.

         3.14 FEI BOARD OF DIRECTORS. Effective upon Closing, FEI will cause Nicholas P. Economou to be elected or appointed to the FEI Board.

         3.15 GOLDEN PARACHUTES. Not later than five days before the Closing Date, Micrion shall amend the terms of any Micrion compensation or benefit plan, or any other agreement to which Micrion is a party, that is listed on Schedule 2.1.12(d) so that neither Micrion nor FEI following consummation of the Merger shall be required to make a payment that would be a "parachute payment" to a "disqualified individual," as those terms are defined in Section 280G of the Code.

         3.16 AUTHORIZED SHARES. Prior to Closing, FEI will amend its Articles of Incorporation to increase the number of its authorized shares of Common Stock to allow the issuance of the shares of FEI Common Stock included in the Merger Consideration.

                                    ARTICLE 4

                     CONDITIONS TO THE PARTIES' OBLIGATIONS
                            TO CONSUMMATE THE MERGER

         4.1 MUTUAL CONDITIONS. The respective obligations of each party to consummate the Merger are subject to the following conditions:

              4.1.1 GOVERNMENTAL AUTHORIZATIONS. All filings required to be made prior to the Effective Time with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time from, any Governmental Entities in order to consummate the transactions contemplated by this Agreement, will have been made or obtained, as the case may be, and the waiting period (and any extension thereof) under the HSR Act and any applicable competition laws of any jurisdiction will have expired or been terminated (collectively, the "Required Approvals").

              4.1.2 STOCKHOLDER APPROVAL. At duly called and held Stockholders' Meetings, acting in accordance with applicable provisions of their respective state corporation laws and their respective organizational documents and bylaws and the rules of the Nasdaq National Market and federal securities laws, Micrion shall have obtained the approval of the Merger by the holders of at least two-thirds of the issued and outstanding shares of Micrion Common Stock entitled to vote thereon and FEI shall have obtained the approval of the holders of at least a majority of the issued and outstanding shares of FEI Common Stock entitled to vote thereon on the matters submitted to FEI shareholders in the Proxy Statement.

              4.1.3 NO PROHIBITIONS. There shall not have been promulgated or issued a law, statute, rule, regulation, decree, order, injunction or ruling by any Governmental Entity that remains in effect and prohibits, restrains or enjoins the consummation of the Merger; provided, however, that each party shall use its reasonable best efforts to have any such decree or order reversed or vacated.

              4.1.4 NO SUITS. No action, suit or other proceeding shall have been overtly threatened by any Governmental Entity or be pending against any party to this Agreement to prohibit, restrain or enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement.

              4.1.5 NASDAQ LISTING. The shares of FEI Common Stock issuable to Micrion stockholders shall have been authorized for inclusion on the Nasdaq National Market. FEI shall use its reasonable best efforts to effect the inclusion of all such shares on the Nasdaq National Market.

              4.1.6 FORM S-4. No stop order suspending the effectiveness of the Form S-4 shall have been issued, and no proceedings for that purpose shall have been instituted or threatened by the SEC.

              4.1.7 REGULATORY BURDENS. No Regulatory Approval shall have imposed any condition, requirement or restriction which the FEI Board or the Micrion Board determines in good faith would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement to FEI and its stockholders or Micrion and its stockholders, as the case may be, as to render inadvisable the consummation of the Merger.

         4.2 CONDITIONS TO OBLIGATIONS OF FEI. The obligations of FEI and Sub to effect the Merger are also subject to the satisfaction or waiver by FEI at or prior to the Effective Time of the following conditions:

              4.2.1 REPRESENTATIONS AND WARRANTIES; COVENANTS. Except with respect to the representation of Micrion regarding Indebtedness contained in
Section 2.1.30, (i) the representations and warranties of Micrion set forth in this Agreement (A) to the extent qualified by Material Adverse Effect shall be true and correct and (B) to the extent not qualified by Material Adverse Effect shall be true and correct, except that this clause (B) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on Micrion, in each case (A) and (B), as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak of an earlier date); and (ii) except with respect to the covenant of Micrion regarding Indebtedness contained in Section 3.1.2(a), Micrion shall have performed and complied in all material respects with all covenants, obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date, and FEI shall have received a certificate signed on behalf of Micrion by an executive officer of Micrion to the effect of (i) and (ii).

If the representation contained in Section 2.1.30 is not true and correct as of the Closing Date or if the Micrion covenant contained in Section 3.1.2(a) has not been complied with, the following provisions shall apply:

          (1) CLOSING ON OR PRIOR TO MARCH 31, 1999. If the Closing occurs on or prior to March 31, 1999, if Micrion Indebtedness at Closing is greater than $17,681,000, the Cash Portion will be reduced by an amount equal to the Indebtedness in excess of $17,681,000 divided by the number of Micrion Shares for which Merger Consideration will be paid pursuant to Section
     1.6.1. If Micrion Indebtedness at Closing is greater than $21,844,000, FEI will be entitled to terminate this Agreement pursuant to Section 5.4(c).

          (2) CLOSING AFTER MARCH 31, 1999 AND ON OR PRIOR TO JUNE 30, 1999. If the Closing occurs after March 31, 1999 and on or prior to June 30, 1999, if Micrion Indebtedness at Closing is greater than $16,844,000, the Cash Portion will be reduced by


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



     an amount equal to the Indebtedness in excess of $16,844,000 divided by the number of Micrion Shares for which Merger Consideration will be paid pursuant to Section 1.6.1. If Micrion Indebtedness at Closing is greater than $21,844,000, FEI will be entitled to terminate this Agreement pursuant to Section 5.4(c).

          (3) CLOSING AFTER JUNE 30, 1999. If the Closing occurs after June 30, 1999, if Micrion Indebtedness at Closing is greater than $16,007,000, the Cash Portion will be reduced by an amount equal to the Indebtedness in excess of $16,007,000 divided by the number of Micrion Shares for which Merger Consideration will be paid pursuant to Section 1.6.1. If Micrion Indebtedness at Closing is greater than $23,507,000, FEI will be entitled to terminate this Agreement pursuant to Section 5.4(c).

          (4) ALL STOCK CONSIDERATION. If the Merger Consideration consists solely of shares of FEI Common Stock pursuant to Section 1.6.2 and Micrion Indebtedness at Closing is greater than $17,681,000, $16,844,000 or $16,007,000, for Closing at the time specified in (1), (2) or (3) above, respectively, then the number of shares of FEI Common Stock to be issued to each Micrion stockholder as Merger Consideration will be reduced by a number equal to (a) (i) the amount of the applicable excess Indebtedness pursuant to paragraph (1), (2) or (3) above, divided by (ii) the Pre-Closing Average Price, divided by (b) the number of Micrion Shares outstanding prior to such reduction.

              4.2.2 DISSENTING SHARES. No more than fifteen percent (15%) of the total issued and outstanding Micrion Shares (taking into account all Micrion Shares issued or issuable pursuant to options, warrants, convertible securities or other rights to acquire Micrion Shares) shall be Dissenting Shares.

              4.2.3 DELIVERY OF EXHIBITS AND MICRION OFFICERS' CERTIFICATES. FEI shall have received an Employment Agreement with at least 10 of the 12 individuals listed on Schedule 3.13.12 including an Employment Agreement with Nicholas Economou, the 19.9% Stock Option Agreement, the Patent Assignment and the Trademark Assignment, all executed by the parties thereto, and the certificate of Micrion officers referred to in Section 4.2.1.

         4.3 CONDITIONS TO OBLIGATIONS OF MICRION. The obligations of Micrion to effect the merger are also subject to the satisfaction or waiver by Micrion at or prior to the Effective Time of the following conditions:

              4.3.1 REPRESENTATIONS AND WARRANTIES; COVENANTS. (i) The representations and warranties of FEI set forth in this Agreement (A) to the extent qualified by Material Adverse Effect shall be true and correct and (B) to the extent not qualified by Material Adverse Effect shall be true and correct, except that this clause (B) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on FEI, in each case (A) and (B), as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak of


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



an earlier date); and (ii) FEI shall have performed and complied in all material respects with all material obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date. Micrion shall have received a certificate signed on behalf of FEI by an executive officer of FEI to the effect of (i) and (ii).

              4.3.2 DEPOSIT OF CERTIFICATES AND FUNDS. FEI shall have deposited the shares of FEI Common Stock and funds (if the Merger Consideration will be paid pursuant to Section 1.6.1) specified in Section 1.9.1 hereof.

              4.3.3 DELIVERY OF CERTIFICATES BY FEI. Micrion shall have received the certificate of FEI officers referred to in Section 4.3.1.

                                    ARTICLE 5

                                   TERMINATION

         5.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approvals by stockholders of Micrion and FEI by mutual written consent of Micrion and FEI by action of their respective Boards of Directors.

         5.2 TERMINATION BY EITHER PARTY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of either the FEI Board or the Micrion Board if any one of the following conditions are met:

                   (a) the Merger shall not have been consummated by October 31, 1999, whether such date is before or after the date of approvals by the stockholders of Micrion or FEI, provided, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated;

                   (b)  the  approval  of  Micrion's  stockholders  required  by
     Section 4.1.2 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof;

                   (c) the approval of FEI'  shareholders as required by Section
     4.1.2 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof;

                   (d) any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and nonappealable (whether before or after the approval by the stockholders of Micrion or FEI); or


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



                   (e) if the Pre-Closing Average Price is less than $3.00, subject to Equitable Adjustment.

         5.3 TERMINATION BY MICRION. This Agreement may be terminated and the Merger may be abandoned by action of the Micrion Board, whether before or after the approval by stockholders of Micrion:

              (a) at any time prior to the Effective Time if there has been a material breach by FEI of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within a reasonable time (but in no event more than 45 days) after written notice of such breach is given by FEI to Micrion;

              (b) at any time prior to the Effective Time, if all of the following conditions are met:

                   (1) Micrion is not in material breach of any of its covenants contained in Section 3.2, 3.4, 3.5 and 3.6 of this Agreement,

                   (2) the Micrion Board authorizes Micrion, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Micrion notifies FEI in writing that it intends to enter into such an agreement, attaching a summary of the material terms thereof,

                   (3) FEI does not make, within five business days after receipt of Micrion's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Micrion Board determines, in good faith consistent with its fiduciary obligations under applicable law after consultation with its financial advisors, is at least as favorable, taking into account, among other things, the long-term prospects and interests of Micrion and its stockholders, as the Superior Proposal, and

                   (4) Micrion promptly, but in no event later than two business days after the date of such termination, pays to FEI in immediately available funds the fees required to be paid pursuant to Section 5.5. Micrion agrees (i) that it will not enter into a binding agreement referred to in clause 5.3 (b)(2) above until at least the sixth business day after it has provided the notice to FEI required thereby and (ii) to notify FEI promptly if its intention to enter into a written agreement referred to in its notification changes at any time after giving such notification; or

              (c) within five business days following receipt by Micrion of written notice from FEI that the Stock Purchase Agreement has been terminated.



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



         5.4 TERMINATION BY FEI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of FEI, by action of the FEI Board if any one of the following conditions are met:

                   (a) Micrion enters into a binding agreement for a Superior Proposal or the Micrion Board recommends a Superior Proposal or shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by FEI to do so;

                   (b) there has been a material breach by Micrion of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within a reasonable time (but in no event more than 45 days) after written notice of such breach is given by FEI to Micrion;

                   (c) if Micrion Indebtedness at Closing exceeds the applicable amount specified in the last sentence of either subsection 4.2.1(1), 4.2.1(2), or 4.2.1.(3);

                   (d) if Micrion, any of its subsidiaries or any of their Representatives shall take any actions pursuant to clause (b), (c) or (d) of the proviso set forth in Section 3.2; provided that if Micrion or any of its representatives shall take any actions pursuant to clause (b) or (c) of such proviso, FEI may only terminate this Agreement no later than 30 days following the date on which Micrion provides notice to FEI that it has taken such action; or

         5.5 EFFECT OF TERMINATION.

              5.5.1 In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article V, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

              5.5.2 In the event that:

                    (i) a Takeover  Proposal  shall have been made to Micrion or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal with respect to Micrion and thereafter this Agreement is terminated by either FEI or Micrion pursuant to
               Section 5.2(b), or

                    (ii) this Agreement is terminated (A) by Micrion pursuant to
               Section  5.3(b)  or (B) by FEI  pursuant  to  Section  5.4(a)  or
               Section 5.4(d) (in the case of 5.4(d),


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



               only with respect to termination by FEI because Micrion, any of its subsidiaries or any of their Representatives shall have taken any actions pursuant to clause (d) of the proviso set forth in
               Section 3.2) or because of a breach of Section 3.2 by Micrion,

then Micrion shall promptly, but in no event later than two business days after the date of such termination or such earlier time as required by this Agreement, pay FEI a termination fee of $3.5 million (the "Termination Fee"), payable by wire transfer of same day funds. If this Agreement is terminated by FEI pursuant to Section 5.4(d) because Micrion, any of its subsidiaries or any of their Representatives shall have taken any actions pursuant to clause (b) or (c) of the proviso set forth in Section 3.2 and Micrion consummates an agreement for a Takeover Proposal within nine months after FEI's termination of this Agreement, Micrion shall promptly, but in no event later than the date of such consummation, pay to FEI the Termination Fee.

              5.5.3  Micrion  acknowledges  that  the  agreements  contained  in
Section 5.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, FEI and Sub would not enter into this Agreement; accordingly, if Micrion fails to promptly pay the amount due pursuant to Section 5.5.2 and, in order to obtain such payment, FEI commences a suit which results in a judgment against Micrion for the fee set forth therein, Micrion shall pay to FEI its reasonable costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate as announced by Key Bank of Oregon in effect from time to time during such period plus two percent.

                                    ARTICLE 6

                               GENERAL PROVISIONS

         6.1  NONSURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.   None  of  the
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time.

         6.2 FURTHER ACTION. Micrion, Sub, and FEI will execute any documents and take any additional action reasonably required to implement fully this Agreement.

         6.3 ENTIRE AGREEMENT. This Agreement (including any exhibits hereto), the Confidentiality Agreement and the Exchange Of Information and Joint Defense Agreement constitute the entire agreement and understanding among Micrion, Sub, and FEI regarding the subject matter hereof and thereof and supersede and replace all prior or contemporaneous negotiations, representations, understandings or agreements, whether written or oral among the parties with respect to the subject matter hereof. No party to this Agreement is relying on any representations or warranties other than those that are set forth in this Agreement.



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



         6.4 ASSIGNMENT. This Agreement may not be assigned by any party or by operation of law without the prior written consent of all parties.

         6.5 BINDING EFFECT; NO THIRD PARTY BENEFIT. This Agreement will inure to the benefit of and be binding upon each of the parties and their respective successors and assigns, subject to the restrictions on assignment contained in
Section 6.4. Nothing express or implied in this Agreement is intended or will be construed to confer upon or give to any Person other than the parties to this Agreement any rights or remedies under or by reason of this Agreement or any transaction contemplated by it, except with respect to Section 3.12.

         6.6 WAIVER. Failure of any party at any time to require performance of any provision of this Agreement will not limit such party's right to enforce such provision, nor will any waiver of any breach of any provision of this Agreement constitute a waiver of any succeeding breach of such provision or a waiver of such provision itself. Any waiver of any provision of this Agreement will be effective only if set forth in writing and signed by the party to be bound.

         6.7 GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of Oregon.

         6.8 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         6.9 TIME OF ESSENCE. Micrion, Sub and FEI hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation, and provision of this Agreement.

         6.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument, binding on the parties. If this Agreement is executed in counterparts, each party will transmit by facsimile a copy of the signed counterpart upon execution and will cause an executed original counterpart to be transmitted by courier service to the other parties.

         6.11 AMENDMENTS. This Agreement may not be modified or amended except by the written agreement of Micrion, Sub and FEI. This Agreement may not be terminated other than pursuant to Article 5 except by the written agreement of Micrion, Sub and FEI. A party may waive one or more of its rights under this Agreement only in a written instrument signed by such party.

         6.12 NOTICES. All notices or other communications required or permitted under this Agreement must be in writing and must be personally delivered, sent by registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile. Any notice, if mailed, will be deemed given when received; any notice, if transmitted by facsimile, will be deemed given when transmitted and electronically confirmed. Notices will be given to the following Persons:

         To FEI:           Mr. Vahe Sarkissian
                                   FEI Company
                                   7451 NW Evergreen Parkway
                                   Hillsboro, Oregon  97124
                                   Facsimile No.: (503) 640-7570

         With a copy to:           Stephen E. Babson
                                   Stoel Rives LLP
                                   900 SW Fifth Avenue, Suite 2300
                                   Portland, OR  97204
                                   Facsimile No.: (503) 220-2480

         To Micrion:               Dr. Nicholas P. Economou
                                   Micrion Corporation
                                   One Corporation Way
                                   Peabody, MA  01960
                                   Facsimile No.: (978) 531-9648

         With a copy to:           Ms. Roslyn G. Daum
                                   Choate, Hall & Stewart
                                   Exchange Place, 53 State Street
                                   Boston, MA  02109
                                   Facsimile No.: (617) 248-4000

or to such other persons or addresses as may be designated in writing by a party.

         6.13 VOTING AGREEMENTS. Philips has duly executed and delivered to Micrion a Voting Agreement substantially in the form of Exhibit F-1 hereto with respect to all shares of FEI Common Stock owned by Philips and all executive officers of Micrion have duly executed and delivered to FEI Voting Agreements substantially in the form of Exhibit F-2 with respect to the shares held by those individuals.

         6.14 SCHEDULES. Disclosure of any fact or item in any Schedule hereto shall be deemed to have been so disclosed in any other Schedule hereto provided that disclosure of such fact or item


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


on such Schedule contains fair disclosure of the facts that would otherwise be required to be disclosed in such other Schedule. Matters reflected in the
Schedules  hereto  are not  necessarily  limited  to  matters  required  by this
Agreement to be disclosed herein, are not necessarily indicative of "materiality" and may be provided for information purposes only.

         IN WITNESS WHEREOF, the parties have executed this Agreement, effective the day and year first written above.


FEI COMPANY                                    MICRION CORPORATION




By: /s/ Vahe Sarkissian                        By: /s/ Nicholas P. Economou
   ------------------------                       -------------------------
   (Signature)                                    (Signature)

Name:  Vahe Sarkissian                         Name:  Nicholas P. Economou
Title: Chief Executive Officer                 Title: Chief Executive Officer


MC ACQUISITION CORPORATION



By: /s/ Vahe Sarkissian
   ------------------------
   (Signature)

Name:  Vahe Sarkissian
Title: Chief Executive Officer



                                       48